The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424
(To Prospectus dated November 10, 2021)	Registration Statement No. 333-260203

Subject to Completion, Preliminary Prospectus Supplement Dated November 15, 2021

$[   ]

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

[   ] Shares, [   ]% Series B Cumulative Preferred Stock

Liquidation Preference $25.00 per Share

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund” or “we”) is offering [  ] shares of its [  ]% Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares”). Investors in Series B Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Directors (the “Board”), out of funds legally available therefor, cumulative cash dividends and distributions at the rate of [  ]% per annum of the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions on the Series B Preferred Shares will be payable quarterly on February 15, May 15, August 15 and November 15 in each year (or, in each case, if such date is not a business day, the next succeeding business day), commencing on February 15, 2022. The Series B Preferred Shares will rank on parity with our issued and outstanding Series A Preferred Shares (as defined below) and all future preferred stock issued by the Fund, junior to any senior indebtedness, including the Fund’s borrowings pursuant to an existing credit agreement with U.S. Bank National Association, and senior to the Fund’s common stock (as defined below) with respect to dividend and distribution rights and rights upon the Fund’s liquidation.

The Series B Preferred Shares are redeemable at the Fund’s option on or after February 15, 2027, and are subject to mandatory redemption by the Fund in certain circumstances. See “Special Characteristics and Risks of the Series B Preferred Shares – Redemption.”

The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, which commenced investment operations in September 2016. The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objective. The Fund seeks to achieve its investment objective by allocating its Managed Assets (as defined below) among the two principal investment strategies described below:

Tactical Closed-End Fund Income Strategy (10% - 35% of Managed Assets): This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies, exchange-traded funds and business development companies that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds.

Opportunistic Income Strategy (65% - 90% of Managed Assets): This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts. At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities.

The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “OPP,” and the Fund’s Series A Preferred Shares are listed on the NYSE under the symbol “OPPPRA.” At the close of business on November 11, 2021, the net asset value per share of the Fund’s Common Shares was $14.56 and the last reported sale price of the Fund’s Common Shares was $15.18. As of the same date, the Fund had outstanding 19,214,878 Common Shares and 2,400,000 Series A Preferred Shares.

The Series B Preferred Shares have no history of public trading. The Fund has applied to list the Series B Preferred Shares on the NYSE. If the application is approved, the Series B Preferred Shares are expected to commence trading on the NYSE under the symbol “OPPPRB” within thirty days of the date of issuance.

Investing in the Series B Preferred Shares involves certain risks. You could lose some or all of your investment. See “Special Characteristics and Risks of the Series B Preferred Shares – Risks” beginning on page S-9 of this Prospectus Supplement and “Risks” on page 24 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public offering price	$25.00	$[___]
Underwriting discounts and commissions	$[___]	$[___]
Proceeds, before expenses, to the Fund(1)	$[___]	$[___]

(1)	The aggregate expenses of the offering (excluding underwriting discounts and commissions) are estimated to be $548,300.

(2)

The Fund has granted the underwriters an option exercisable for a period of 30 days from the date of this Prospectus Supplement to purchase up to an additional [  ] shares of Series B Preferred Shares at the public offering price, less the underwriting discount, to cover over-allotments, if any. If the underwriters exercise the option in full, the public offering price, underwriting discounts and commissions, and proceeds, before expenses, to the Fund would be $[  ], $[  ] and $[  ], respectively.

The underwriters are expected to deliver the Series B Preferred Shares in book-entry form through the Depository Trust Company on or about [  ].

UBS Investment Bank	RBC Capital Markets

The date of this Prospectus Supplement is November , 2021.

ii

An investment in the Fund is not appropriate for all investors. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Fund, before deciding whether to invest in Series B Preferred Shares and retain them for future reference. The Statement of Additional Information (the “SAI”), dated November 10, 2021 containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 59 of the accompanying Prospectus, annual and semi-annual reports to shareholders and other information about the Fund, and make shareholder inquiries, by calling (855) 862-6092, by writing to the Fund at 433 W. Van Buren Street, 1150-E, Chicago, IL 60607, or by visiting the Fund’s and the Adviser’s (as defined below) website at www.rivernorth.com. The Fund’s annual report for the fiscal year ended June 30, 2021 is also available at the following hyperlink: https://www.sec.gov/Archives/edgar/data/0001678130/000139834421018542/fp0068385_ncsr.htm.

Please note that the information contained in the Fund’s or the Adviser’s website, whether currently posted or posted in the future, is not part of this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s website at www.sec.gov.

S-iii

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decision. Neither the Fund nor the underwriters have authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the dates on their covers or the dates of such information, as applicable. The Fund’s business, financial condition and prospects may have changed since such dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and we” refer to RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., a Maryland corporation.

S-iv

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the SAI, including documents incorporated by reference herein and therein, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund’s securities (including the Series B Preferred Shares) trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in these forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in the forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in “Special Characteristics and Risks of the Series B Preferred Shares – Risks” of this Prospectus Supplement and in “Risks” of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus or the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or the SAI, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in “Special Characteristics and Risks of the Series B Preferred Shares – Risks” of this Prospectus Supplement and in “Risks” of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in the Fund’s Series B Preferred Shares.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This Prospectus Supplement sets forth certain terms of the Series B Preferred Shares the Fund is offering pursuant to this Prospectus Supplement and the accompanying Prospectus that is attached to the back of this Prospectus Supplement. This section outlines certain specific legal and financial terms of the Series B Preferred Shares that are more generally described under the headings “Special Characteristics and Risks of the Series B Preferred Shares” and “Description of the Series B Preferred Shares” herein and in the accompanying Prospectus under the heading “Description of the Fund’s Securities.” Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying Prospectus or in the Articles Supplementary (as defined herein) governing and establishing the terms of the Series B Preferred Shares.

The Fund

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized as a Maryland corporation on June 22, 2016. The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”) and the Fund’s subadviser is DoubleLine® Capital LP (the “Subadviser”).

Shares of the Fund’s common stock (the “Common Shares”) are listed on the NYSE under the trading or “ticker” symbol “OPP,” and the Fund’s 4.375% Series A Cumulative Preferred Stock, par value $0.0001 per share (“Series A Preferred Shares”) are listed on the NYSE under the symbol “OPPPRA.”

The Fund completed its initial public offering of Common Shares in September 2016, raising approximately $215 million in equity after the payment of offering expenses. In December 2019, the Fund issued 2,371,081 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund issued 472,995 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund also issued 2,200,000 shares of Series A Preferred Shares, and an additional 200,000 shares pursuant to an overallotment option, for a total of 2,400,000 Series A Preferred Shares, in a public offering. In October 2021, the Fund issued 2,926,444 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. At the close of business on November 11, 2021, the net asset value per share of the Fund’s Common Shares was $14.56 and the last reported sale price of the Fund’s Common Shares was $15.18. As of the same date, the Fund had outstanding 19,214,878 Common Shares and net assets attributable to Common Shares of $279,841,825 and 2,400,000 Series A Preferred Shares.

Investment Objective,
Strategies and Policies

The Fund’s investment objective is current income and overall total return. The Fund seeks to achieve its investment objective by allocating its Managed Assets (as defined below) among the two principal investment strategies described below:

Tactical Closed-End Fund Income Strategy (10%-35% of Managed Assets). This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies, exchange-traded funds and business development companies that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds.

Opportunistic Income Strategy (65%-90% of Managed Assets). This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts (“REITs”). At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities.

An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective. See “Investment Objective, Strategies and Policies” in the accompanying Prospectus for additional investment policies of the Fund.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The Offering

The Fund is offering an aggregate of [  ] shares of [  ]% Series B Cumulative Preferred Stock, par value $0.0001 per share. If the underwriters exercise their over-allotment option in full, the Fund will issue and sell an additional [  ] Series B Preferred Shares.

Liquidation Preference	$25.00 per share, plus accumulated and unpaid dividends (if any). See “Special Characteristics and Risks of the Series B Preferred Shares – Liquidation.”

Dividends

Holders of Series B Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of [  ]% per annum of the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions will be paid quarterly on February 15, May 15, August 15 and November 15 in each year (or, in each case, if such date is not a business day, the next succeeding business day), commencing on February 15, 2022. The dividend rate is subject to adjustment under certain circumstances. See “Special Characteristics and Risks of the Series B Preferred Shares – Dividends.”

Ranking	The Series B Preferred Shares rank:

● senior to the Fund’s Common Shares in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of the Fund’s affairs;

●

equal in priority with our issued and outstanding Series A Preferred Shares and all other future series of preferred stock the Fund may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Fund’s affairs; and

●

subordinate in right of payment to amounts owed under an existing credit agreement with U.S. Bank National Association as lender (the “Credit Agreement”), which provides the Fund with a maximum borrowing capacity of $75,000,000 (the “Credit Facility”), and to the holder of any future senior indebtedness, which senior indebtedness may be issued without the vote or consent of preferred stockholders.

Therefore, dividends, distributions, payments in redemption and other payments to holders of Series B Preferred Shares in liquidation or otherwise (i) may be limited or blocked by the terms of the Fund’s senior indebtedness (including the terms of the Credit Facility) and (ii) may be subject to payments due to the holders of such senior indebtedness. See “Special Characteristics and Risks of the Series B Preferred Shares —Risks—Subordination Risk.”

Non-Call Period/Redemption

The Series B Preferred Shares generally may not be called for redemption at the option of the Fund prior to February 15, 2027. The Fund reserves the right, however, to redeem the Series B Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its status as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund also may be required under certain circumstances to redeem Series B Preferred Shares, before or after February 15, 2027, in order to meet certain regulatory or rating agency asset coverage requirements.

Commencing on February 15, 2027, and thereafter, to the extent permitted by the 1940 Act and Maryland law, the Fund may at any time, upon notice of redemption, redeem the Series B Preferred Shares in whole or in part at the liquidation preference per share plus accumulated and unpaid dividends through the date of redemption plus the optional redemption premium, if any. See “Special Characteristics and Risks of the Series B Preferred Shares —Redemption.”

Ratings

The Fund may be subject to certain restrictions by or guidelines of a rating agency to achieve a desired rating. See “Special Characteristics and Risks of the Series B Preferred Shares —Rating Agency Guidelines.”

Use of Proceeds

The Fund estimates total net proceeds of the offering to be approximately $[  ], based on the public offering price of $25.00 per share (without exercise of the underwriters’ over-allotment option) and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use the net proceeds from the sale of the Series B Preferred Shares to repay borrowings under the Credit Facility and for general working capital purposes. Any net proceeds from the sale of Series B Preferred Shares that increase the Fund’s leverage will be invested in accordance with the Fund’s investment objective and strategies as described in this Prospectus Supplement and the accompanying Prospectus as soon as practicable after completion of the offering.

Stock Exchange Listing

Application has been made to list the Series B Preferred Shares on the NYSE. Prior to this offering, there has been no public market for Series B Preferred Shares. If the application is approved, it is anticipated that trading on the NYSE will begin within thirty days from the date of issuance under the symbol “OPPPRB.” Before the Series B Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in Series B Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series B Preferred Shares will be illiquid.

Taxation	See “U.S. Federal Income Tax Matters” in the accompanying Prospectus and SAI for a discussion of the U.S. federal income tax considerations affecting the Fund and holders of Series B Preferred Shares.

The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. The Internal Revenue Service has taken the position that if a RIC, such as the Fund, has more than one class of shares, it may designate distributions made to each class in any year as consisting of no more than that class’s proportionate share of particular types of income for that year, including ordinary income and net capital gain. A class’s proportionate share of a particular type of income for a year is determined according to the percentage of total dividends for any year made to that class. The Fund intends to designate a portion of its dividends paid to holder of Series B Preferred Shares as capital gain dividends in accordance with the Internal Revenue Service position.

ERISA	See “Certain Employee Benefit Plan and IRA Considerations.”

Dividend Disbursing Agent	DST Systems, Inc. (the “Dividend Disbursing Agent”).

DESCRIPTION OF THE SERIES B PREFERRED SHARES

The disclosure set forth in this Description of the Series B Preferred Shares and under the heading “Special Characteristics and Risks of the Series B Preferred Shares” is intended to be a summary of the material provisions of the Series B Preferred Shares and supplements the description of the preferred shares set forth under the caption “Description of Fund’s Securities – Preferred Stock” in the accompanying Prospectus. These descriptions are not complete and are subject to and entirely qualified by reference to the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Cumulative Preferred Shares (the “Articles Supplementary”) and the Articles Supplementary classifying the Series B Perpetual Preferred Shares, or “Appendix B.” The final form of Articles Supplementary, and Appendix B thereto, will be attached as an exhibit to a post-effective amendment to the Fund’s registration statement. You should refer to the Articles Supplementary for a complete description of the obligations of the Fund and your rights. Copies may be obtained as described under “Additional Information” in the accompanying Prospectus.

Under its Articles of Amendment and Restatement (the “Charter”), the Fund has authority to issue 50,000,000 shares of stock and the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock, and authorize the issuance of shares of stock without obtaining shareholder approval. Prior to issuance of any shares of preferred stock, the Board is required to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. The Board has authorized the issuance of up to [  ] Series B Preferred Shares.

All Series B Preferred Shares will have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. Holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of [  ]% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series B Preferred Shares. Dividends and distributions on Series B Preferred Shares will accumulate from the date of their original issue, which is expected to be November [  ], 2021.

The Series B Preferred Shares, when issued by the Fund and paid for pursuant to the terms of this Prospectus Supplement and the accompanying Prospectus, will be fully paid and non-assessable and will have no preemptive, exchange or conversion rights. Any Series B Preferred Shares purchased or redeemed by the Fund will, after such purchase or redemption, have the status of authorized but unissued preferred shares of capital stock. The Board may by resolution classify or reclassify any authorized and unissued Series B Preferred Shares from time to time by setting the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms or conditions of redemption for such shares.

The rights of any existing or future lenders to receive payments of interest on and repayments of principal of any borrowings under any credit agreements in which the Fund has entered (such as the Credit Agreement) or may enter are or will be senior to the rights of holders of Series B Preferred Shares with respect to the payment of dividends and other distributions and upon liquidation. Under such borrowing programs, the Fund would not be permitted to declare dividends and other distributions with respect to Series B Preferred Shares or redeem Series B Preferred Shares unless, at such time, the Fund met certain asset coverage requirements and no event of default or other circumstance existed under the credit agreement that would limit or otherwise block payments on the Series B Preferred Shares.

The Series B Preferred Shares will rank equally with all of the Fund’s other preferred stock that might be issued in the future as to payment of dividends and the distribution of Fund assets upon dissolution, liquidation or winding-up of the Fund’s affairs. The Series B Preferred Shares are, and all other preferred stock that the Fund may issue in the future will be, senior as to dividends and distributions to the Fund’s Common Shares. The Fund may issue additional Series B Preferred Shares and additional series of preferred stock in the future.

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $[  ], based on the public offering price of $25.00 per share (or approximately $[  ] if the underwriters exercise the over-allotment option in full) and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use the net proceeds from the sale of the Series B Preferred Shares to repay borrowings under the Credit Facility and for general working capital purposes. Any net proceeds from the sale of Series B Preferred Shares that increases the Fund’s leverage will be invested in accordance with the Fund’s investment objective and strategies as soon as practicable after completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period.

CAPITALIZATION

The following table sets forth the audited capitalization of the Fund as of June 30, 2021, and the as adjusted capitalization of the Fund assuming the issuance of [  ] Series B Preferred Shares offered in this Prospectus Supplement, including estimated offering expenses of $548,300 and underwriting discounts and commissions of $[  ].

	Actual as of June 30, 2021	As Adjusted as of June 30, 2021
Series A Cumulative Perpetual Preferred shares, $0.0001 par value per share, 2,530,000 shares authorized (The “Actual” and “As Adjusted” columns reflect the 2,400,000 shares outstanding as of June 30, 2021.)	$60,000,000	$60,000,000

Series B Cumulative Perpetual Preferred Shares, $0.0001 par value per share, [  ] shares authorized

(The “Actual” column reflects the Fund’s outstanding capitalization as of June 30, 2021. The “As Adjusted” column assumes the issuance of [  ] Series B Preferred Shares, $25.00 liquidation preference per share

	$[ ]	$[ ]
Shareholders’ equity applicable to Common Shares:
Common Shares, $0.0001 par value per share; 50,000,000 shares authorized (The “Actual” and “As Adjusted” columns reflect the 14,821,557 shares outstanding as of June 30, 2021.)	14,821,557	14,821,557
Paid-in capital*	$231,490,579	$[ ]
Total distributable loss	$(6,664,175)	$(6,664,175)
Net assets applicable to Common Shares	$224,826,404	$[ ]
Liquidation preference of preferred shares	$60,000,000	$[ ]
Net assets, plus the liquidation preference of preferred shares	$284,826,404	$[ ]

*	As adjusted paid-in surplus reflects a deduction for estimated offering expenses of $548,300 and underwriting discounts and commissions of $[ ].

DESCRIPTION OF SECURITIES

The following information regarding the Fund’s authorized shares is as of the date hereof.

Title of Class	Amount Authorized	Amount Held by Fund or for the Fund’s Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	50,000,000	--	[ ]
Series A Preferred Shares	2,530,000	--	--
Series B Preferred Shares	[ ]	--	--

ASSET COVERAGE RATIO

Under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities is at least 200% of the liquidation value of the outstanding preferred stock plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the outstanding preferred stock of the Fund has an asset coverage of at least 200% (determined after deducting the amount of such dividend or other distribution).

In addition, under the 1940 Act, the Fund may not (i) declare any dividend with respect to any preferred stock if, at the time of such declaration (and after giving effect thereto), the Fund’s asset coverage with respect to any of its borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its preferred stock) or (ii) declare any other distribution on the preferred stock or purchase or redeem preferred stock if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 300% (or such other percentage as may in the future be specified in or under the 1940 Act as a minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include the Fund’s obligations under any borrowings. For purposes of determining the Fund’s asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term “senior security” does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term “senior security” also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

The Series B Preferred Shares and any other forms of senior securities issued by the Fund, in aggregate, are expected to have an initial asset coverage following the date of issuance of such Series B Preferred Shares of approximately 33%, assuming outstanding borrowings under the Credit Facility of $21,000,000 and net assets of $282 million. Prior to the offering, on October 29, 2021, the Fund’s asset coverage was approximately 22%, with outstanding borrowings under the Credit Facility of $21,000,000 and net assets of $282 million and 2,400,000 Series A Preferred Shares.

In addition to these asset coverage requirements under the 1940 Act, the Fund may be subject to certain additional restrictions imposed by guidelines of one or more rating agencies. See “Special Characteristics and Risks of the Series B Preferred Shares — Risks — Credit Rating Risk” in this Prospectus Supplement.

SPECIAL CHARACTERISTICS AND RISKS OF THE SERIES B PREFERRED SHARES

Dividends

General. Holders of Series B Preferred Shares will be entitled to receive cumulative cash dividends and distributions on such shares at a rate of [  ]% per annum of the $25.00 per share liquidation preference when, as and if declared by, or under authority granted by, the Board out of funds legally available for payment therefor and in preference to dividends and distributions on the Common Shares.

Payment of Dividends and Dividend Periods. Commencing February 15, 2022, dividends will be payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day (each, a “Dividend Payment Date”) to holders of record of Series B Preferred Shares as they appear on the Fund’s registration books at the close of business on the applicable record date (each, a “Record Date”), which shall be such date as designated by the Board that is not more than 20 nor less than 10 calendar days prior to the Dividend Payment Date, except that the Fund expects that dividends with respect to the first Dividend Period (as defined below) will be declared in January 2022 and paid on February 15, 2022 to holders of record of such Series B Preferred Shares at the close of business on February 15, 2022. Dividends on Series B Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series B Preferred Shares on any date prior to the end of a dividend period, and for the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends so declared and payable will be paid to the extent permitted under state law and the Fund’s Charter, and to the extent available, in preference to and priority over any dividend declared and payable on the Common Shares.

The first period for which dividends on the Series B Preferred Shares will be calculated (each period, a “Dividend Period”) will commence upon the closing of the offering (the “Date of Original Issue”) and each subsequent Dividend Period will be the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date. Dividends will be payable quarterly in arrears on the Dividend Payment Date and upon redemption of the Series B Preferred Shares. Only holders of Series B Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Series B Preferred Shares who sell shares before such a record date and purchasers of Series B Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Series B Preferred Shares.

Dividends and distributions that are in arrears for any past Dividend Period or in connection with the redemption of Series B Preferred Shares may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of Series B Preferred Shares as their names appear on the Fund’s registration books on such date, not exceeding 20 nor less than 10 calendar days preceding the payment date thereof, as may be fixed by the Board. Any payment of dividends in arrears for any past Dividend Period will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Series B Preferred Shares which may be in arrears.

No full dividends and distributions will be declared or paid on Series B Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent dividend payment dates for all outstanding shares of preferred stock of any series have been, or contemporaneously are, declared and paid through the most recent dividend payment dates for each share of preferred stock. If full cumulative dividends and distributions due have not been paid on all outstanding shares of preferred stock of any series, any dividends and distributions being declared and paid on Series B Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of preferred stock on the relevant dividend payment date. No holders of Series B Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the Articles Supplementary.

Mechanics of Payment of Dividends. Not later than 12:00 noon, New York City time, on a Dividend Payment Date, the Fund is required to deposit with the Dividend Disbursing Agent sufficient funds for the payment of dividends in the form of Deposit Securities. “Deposit Securities” will generally consist of (1) cash or cash equivalents; (2) direct obligations of the United States or its agencies or instrumentalities that are entitled to the full faith and credit of the United States (“U.S. Government Obligations”); (3) short-term money market instruments; (4) investments in money market funds registered under the 1940 Act that qualify under Rule 2a-7 under the 1940 Act and certain similar investment vehicles that invest principally in U.S. Government Obligations, short-term money market instruments or any combination thereof; or (5) any letter of credit from a bank or other financial institution that has a credit rating from at least one ratings agency that is the highest applicable rating generally ascribed by such ratings agency to bank deposits or short-term debt of similar banks or other financial institutions, in each case either that is a demand obligation payable to the holder on any business day or that has a maturity date, mandatory redemption date or mandatory payment date, preceding the relevant redemption date, Dividend Payment Date or other payment date. The Fund does not intend to establish any reserves for the payment of dividends.

All Deposit Securities paid to the Dividend Disbursing Agent for the payment of dividends will be held in trust for the payment of such dividends to the holders of Series B Preferred Shares. Dividends will be paid by the Dividend Disbursing Agent to the holders of Series B Preferred Shares as their names appear on the Fund’s registration books on the applicable record date.

The dividend rate on the Series B Cumulative Preferred Shares will be adjusted to the Default Rate (as defined below) in the following circumstances. Subject to the cure provisions below, a “Default Period” with respect to the Series B Cumulative Preferred Shares will commence on any date that the Fund fails to deposit with the redemption and paying agent by 12:00 noon, New York City time, on (A) a Dividend Payment Date, Deposit Securities that will provide funds available to the redemption and paying agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the Series B Cumulative Preferred Shares on such Dividend Payment Date (a “Dividend Default”) or (B) an applicable Redemption Date for the Series B Cumulative Preferred Shares, Deposit Securities that will provide funds available to the redemption and paying agent on such Redemption Date sufficient to pay the full amount of the redemption price payable in respect of the Series B Cumulative Preferred Shares on such Redemption Date (a “Redemption Default” and together with a Dividend Default, a “Default”). Subject to the cure provisions outlined below, a Default Period with respect to a Dividend Default or a Redemption Default on the Series B Cumulative Preferred Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends on such Series and any unpaid redemption price on such Series shall have been deposited irrevocably in trust in same-day funds with the redemption and paying agent. In the case of any Default on the Series B Cumulative Preferred Shares, the Dividend Rate for such Series for each calendar day during the Default Period will be equal to the Default Rate. The “Default Rate” on the Series B Cumulative Preferred Shares for any calendar day shall be equal to [  ]% plus two percent (2%) per annum.

No Default Period for the Series B Cumulative Preferred Shares with respect to any Default on such Series shall be deemed to commence if the amount of any dividend or any redemption price due in respect of such Series (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the redemption and paying agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for the Series B Cumulative Preferred Shares, together with an amount equal to the Default Rate on such Series applied to the amount and period of such non-payment on such Series, based on the actual number of calendar days comprising such period divided by 360.

Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt

Except as noted below, for so long as any shares of Series B Preferred Shares are outstanding, the Fund will not: (i) declare any dividend or other distribution (other than a dividend or distribution paid in common stock) in respect of the Common Shares, (ii) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (iii) pay any proceeds of the Fund’s liquidation in respect of such Common Shares, unless, in each case, (a) immediately thereafter, the Fund will be in compliance with the 200% asset coverage requirements set forth under the 1940 Act with respect to a class of senior security which is a stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, as described below, (b) all cumulative dividends and distributions of shares of all series of preferred stock ranking on parity with the Series B Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities as permitted by the terms of such preferred stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (c) the Fund has deposited Deposit Securities with the Dividend Disbursing Agent in accordance with the requirements described herein and in the Articles Supplementary with respect to asset coverage mandatory redemptions resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Redemption (as defined below) shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Except as required by law, the Fund will not redeem any Series B Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding shares of preferred stock of any series ranking on parity with the Series B Preferred Shares with respect to dividends and distributions for all applicable past dividend periods (whether or not earned or declared by the Fund) (i) will have been or are contemporaneously paid or (ii) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred stock) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the Dividend Disbursing Agent or other applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding shares of Series B Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of any other series of preferred stock for which all accumulated and unpaid dividends and distributions have not been paid.

The Fund may issue additional Series B Preferred Shares and additional series of preferred stock, but may not issue additional classes of capital stock that rank senior or junior to the Series B Preferred Shares (other than the Fund’s Common Shares) as to priority of payment of dividends and as to distribution of assets upon dissolution, liquidation or winding-up of the Fund’s affairs.

Asset Coverage

If the Fund fails to maintain asset coverage of at least 200% with respect to its preferred stock as of the close of business on the last business day of a calendar quarter, the Series B Preferred Shares may become subject to mandatory redemption as provided below. “Asset coverage” means asset coverage of a class of senior security which is a stock, as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date of the Articles Supplementary. For purposes of this determination, no Series B Preferred Shares or other shares of preferred stock, if any, will be deemed to be outstanding for purposes of the computation of asset coverage if, prior to or concurrently with such determination, either sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such preferred stock) to pay the full redemption price for such preferred stock (or the portion thereof to be redeemed) will have been deposited in trust with the paying agent for such preferred stock and the requisite notice of redemption for such preferred stock (or the portion thereof to be redeemed) will have been given or sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such preferred stock) to pay the full redemption price for such preferred stock (or the portion thereof to be redeemed) will have been segregated by the Fund and its custodian from the Fund’s assets, by means of appropriate identification on the custodian’s books and records or otherwise in accordance with the custodian’s normal procedures. In such event, the Deposit Securities or other sufficient funds so deposited or segregated will not be included as our assets for purposes of the computation of asset coverage.

Redemption

Mandatory Redemption due to Asset Coverage Failure. If the Fund fails to have asset coverage of at least 200% with respect to its preferred stock (including Series B Preferred Shares) as of the close of business on the last business day of each calendar quarter, and such failure is not cured as of the close of business on the date that is 30 calendar days following such business day (the “Asset Coverage Cure Date”), the Fund will fix a redemption date and proceed to redeem the number of shares of preferred stock, including Series B Preferred Shares, as described below at (in the case of Series B Preferred Shares) a price per share equal to the $25.00 per share liquidation preference plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) through the date fixed for redemption by the Board. The Fund will redeem out of funds legally available the number of shares of outstanding preferred stock equal to the lesser of (i) the minimum number of shares of preferred stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having asset coverage of at least 200% and (ii) the maximum number of shares of preferred stock that can be redeemed out of funds expected to be legally available in accordance with the Articles Supplementary, the Fund’s Charter and applicable law and to the extent permitted by any credit agreement in effect on such date. Notwithstanding the foregoing sentence, in the event that shares of preferred stock are redeemed pursuant to the Articles Supplementary, the Fund may at its sole option, but is not required to, redeem a sufficient number of Series B Preferred Shares that, when aggregated with other shares of preferred stock redeemed by the Fund, permits the Fund to have with respect to shares of its preferred stock (including Series B Preferred Shares) remaining outstanding after such redemption, asset coverage on such Asset Coverage Cure Date of as much as 285%. The Fund will effect a redemption on the date fixed by the Fund, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of preferred stock which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, the Fund will redeem those shares of preferred stock which the Fund was unable to redeem on the earliest practicable date on which the Fund is able to effect such redemption.

Optional Redemption. Prior to February 15, 2027, the Series B Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board, to maintain the Fund’s status as a RIC under Subchapter M of the Internal Revenue Code of 1986. On or after February 15, 2027 (any such date, an “Optional Redemption Date”), the Fund may redeem in whole or from time to time in part outstanding Series B Preferred Shares at a redemption price per share equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the Optional Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon).

Subject to the provisions of the Articles Supplementary for the Series B Preferred Shares and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Shares will be redeemed from time to time.

The Fund may not on any date deliver a notice of redemption to redeem any shares of Series B Preferred Shares pursuant to the optional redemption provisions described above unless on such date the Fund has available Deposit Securities for the redemption contemplated by such notice of redemption having a market value not less than the amount due to holders of Series B Preferred Shares by reason of the redemption of such shares on such Optional Redemption Date.

Redemption Procedures. The Fund will file a notice of its intention to redeem Series B Preferred Shares with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If the Fund shall determine to or be required to redeem, in whole or in part, Series B Preferred Shares, it will deliver a notice of redemption (“Notice of Redemption”) by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Series B Preferred Shares to be redeemed, or request the Dividend Disbursing Agent, on the Fund’s behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Redemption will be provided not more than 45 calendar days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). The Redemption Date will be not less than 30 calendar days and not more than 90 calendar days following the date that the Notice of Redemption is provided to the holders of Series B Preferred Shares. If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to either the asset coverage mandatory redemption provisions or the optional redemption provisions, the Series B Preferred Shares to be redeemed will be selected either (i) pro rata among Series B Preferred Shares, or (ii) by lot. If fewer than all Series B Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of Series B Preferred Shares to be redeemed from such holder or the method of determining such number. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Fund will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.

If the Fund gives a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund will (i) deposit with the Dividend Disbursing Agent Deposit Securities having an aggregate market value at the time of deposit not less than the redemption price of the Series B Preferred Shares to be redeemed on the Redemption Date and (ii) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the applicable redemption price to the holders of Series B Preferred Shares called for redemption on the Redemption Date.

Upon the date of the deposit of Deposit Securities by the Fund for purposes of redemption of Series B Preferred Shares, all rights of the holders of Series B Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the applicable redemption price and such Series B Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends on such stock in accordance with the terms of the Series B Preferred Shares up through the applicable Redemption Date). The Fund will be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate redemption price of Series B Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date will, to the extent permitted by law, be repaid to the Fund, after which the holders of Series B Preferred Shares so called for redemption shall look only to the Fund for payment of the redemption price. The Fund will be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

If any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds in accordance with the Fund’s Charter, the Articles Supplementary and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if the Fund has failed to deposit in trust with the Dividend Disbursing Agent the applicable redemption price with respect to any shares where (i) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (ii) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Series B Preferred Shares, dividends may be declared and paid on such Series B Preferred Shares in accordance with their terms if Deposit Securities for the payment of the redemption price of such Series B Preferred Shares shall not have been deposited in trust with the Dividend Disbursing Agent for that purpose.

The Fund may, in its sole discretion and without a stockholder vote, modify the redemption procedures with respect to notification of redemption for the Series B Preferred Shares, provided that such modification does not materially and adversely affect the holders of Series B Preferred Shares or cause the Fund to violate any applicable law, rule or regulation.

Voting Rights

Except for matters that do not require the vote of holders of Series B Preferred Shares under the 1940 Act and except as otherwise provided in the Fund’s Charter or Bylaws, the Articles Supplementary, or as otherwise required by applicable law, each holder of Series B Preferred Shares will be entitled to one vote for each Series B Preferred Share held by such holder on each matter submitted to a vote of stockholders of the Fund. Except as otherwise provided herein or in the Articles Supplementary, the holders of outstanding shares of preferred stock, including the Series B Preferred Shares, will vote together with holders of the Fund’s Common Shares as a single class.

In addition, the holders of the Fund’s preferred stock, including the Series B Preferred Shares, voting as a separate class, will have the right to elect two members of the Board (the “Preferred Directors”) at all times (regardless of the total number of directors serving on the Board). The holders of outstanding Common Shares together with the holders of outstanding shares of the Fund’s preferred stock, voting together as a single class, will elect the remaining members of the Board.

Notwithstanding the foregoing, if (i) at the close of business on any Dividend Payment Date for dividends on any outstanding share of any preferred stock, including any outstanding Series B Preferred Shares, accumulated dividends (whether or not earned or declared) on the shares of preferred stock, including the Series B Preferred Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Dividend Disbursing Agent or other applicable paying agent for the payment of such accumulated dividends; or (ii) at any time holders of any shares of Series B Preferred Shares are entitled under the 1940 Act to elect a majority of the Fund’s directors (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting the Board will automatically be increased by the smallest number of directors (each, a “New Preferred Director”) that, when added to the two Preferred Directors, would constitute a majority of the Board as so increased by such smallest number. The terms of office of the persons who are directors at the time of that election will not be affected by the election of the New Preferred Directors. If the Fund thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock, including the Series B Preferred Shares, for all past dividend periods, or the Voting Period is otherwise terminated, (i) the voting rights stated above shall cease, subject always, however, to the re-vesting of such voting rights in the holders of shares of Series B Preferred Shares upon the further occurrence of any of the events described herein, and (ii) the terms of office of all of the New Preferred Directors will terminate automatically. Any preferred stock, including Series B Preferred Shares, issued after the date hereof will vote with the Series B Preferred Shares as a single class on the matters described above, and the issuance of any other preferred stock by the Fund may reduce the voting power of the holders of Series B Preferred Shares.

As soon as practicable after the accrual of any right of the holders of shares of preferred stock to elect New Preferred Directors, the Fund will call a special meeting of such holders and notify the Dividend Disbursing Agent and/or such other person as is specified in the terms of such preferred stock to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such preferred stock, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such holder on like notice. The record date for determining the holders of shares of preferred stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of holders of shares of preferred stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Fund), will be entitled to elect the number of New Preferred Directors prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the Articles Supplementary, so long as any Cumulative Preferred Shares are outstanding, the Fund may not, without the affirmative vote or consent of the holders of at least two-thirds of the Cumulative Preferred Shares of all series outstanding at the time (including the Series B Preferred Shares), voting together as a separate class, amend, alter or repeal the provisions of the Fund’s Charter or the Articles Supplementary so as to materially and adversely affect any preference, conversion or other right, voting power, restriction, limitation as to dividends, qualification or term and condition of redemption of such Cumulative Preferred Shares or the holders thereof. Except as otherwise permitted by the Articles Supplementary, in the event that more than one series of Cumulative Preferred Shares are outstanding, the Fund will not, without the affirmative vote or consent of the holders of at least two-thirds of the applicable series, voting as a separate class, effect any of the actions set forth in the first sentence of this paragraph so as to materially and adversely affect any preference, right or power of such series or the holders thereof. In each of the foregoing cases (i) a change in the Fund’s capitalization as described under “Special Characteristics and Risks of the Series B Preferred Shares — Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt” will not be considered to materially and adversely affect the rights and preferences of the Cumulative Preferred Shares or the applicable series of Cumulative Preferred Shares, as the case may be, and (ii) a division of a Cumulative Preferred Share will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of the Cumulative Preferred Shares or the applicable series of Cumulative Preferred Shares, as the case may be. In addition, no amendment, alteration or repeal of the obligation of the Fund to accumulate dividends at the dividend rate described herein for the Series B Preferred Shares shall be effected without the prior unanimous vote or consent of the holders of Series B Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a Cumulative Preferred Share of a series or the holder thereof unless such matter (i) alters or abolishes any preferential right of such Cumulative Preferred Share, or (ii) creates, alters or abolishes any right in respect of redemption of such Cumulative Preferred Share (other than as a result of a division of a Cumulative Preferred Share). So long as any Cumulative Preferred Shares are outstanding, the Fund will not, without the affirmative vote or consent of at least two-thirds of the holders of the Cumulative Preferred Shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. No vote of the holders of Common Shares will be required to amend, alter or repeal the provisions of the Articles Supplementary.

Unless a higher percentage is provided for in the Fund’s Charter, the affirmative vote of the holders of at least a “majority of the shares of the Fund’s preferred stock,” including the shares of the Series B Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of the Fund’s security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of preferred stock. For purposes of the foregoing, the vote of a “majority of the shares of the Fund’s preferred stock” means the vote at an annual or special meeting duly called of (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (ii) more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of Series B Preferred Shares to vote on any matter, whether such right is created by the Fund’s Charter, by the provisions of the Articles Supplementary, by statute or otherwise, no holder of the Series B Preferred Shares will be entitled to vote any shares of Series B Preferred Shares and no Series B Preferred Share will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Series B Preferred Share will have been given in accordance with the Articles Supplementary, and the price for the redemption of such Series B Preferred Shares will have been irrevocably deposited with the Dividend Disbursing Agent for that purpose. No Series B Preferred Shares held by the Fund will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or the Fund’s Charter, holders of Series B Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the Articles Supplementary. The holders of Series B Preferred Shares will have no rights to cumulative voting. In the event that the Fund fails to declare or pay any dividends on the Series B Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.

Rating Agency Guidelines

The Fund will use commercially reasonable efforts to cause at least one nationally recognized statistical rating organization to issue long term credit ratings with respect to Series B Preferred Shares for so long as Series B Preferred Shares are outstanding. The Fund will use commercially reasonable efforts to comply with any applicable rating agency guideline, as they may be amended or modified from time to time, compliance with which is required to cause such rating agency to continue to issue a rating with respect to Series B Preferred Shares for so long as shares of such preferred stock are outstanding. If a rating agency ceases to rate securities of closed-end management investment companies generally, the Board will terminate the designation of such rating agency as a rating agency. The Board may elect to terminate the designation of any rating agency so long as either (i) immediately following such termination, there would be at least one rating agency with respect to the Series B Preferred Shares or (ii) it replaces the terminated rating agency with another nationally recognized statistical rating organization and provides notice thereof to the holders of Series B Preferred Shares; provided that such replacement will not occur unless such replacement rating agency will have at the time of such replacement (a) published a rating for the Series B Preferred Shares and (b) entered into an agreement with the Fund to continue to publish such rating subject to the rating agency’s customary conditions.

The Board may also elect to designate one or more other nationally recognized statistical rating organization as rating agencies with respect to Series B Preferred Shares by notice to the holders of Series B Preferred Shares. The rating agency guidelines of any rating agency may be amended by such rating agency without the vote, consent or approval of the Fund, the Board or any holder of preferred stock of the Fund, including any Series B Preferred Shares, or Common Shares.

Moody’s Investors Service, Inc. (“Moody’s”) has initially rated the Series B Preferred Shares. For as long as Moody’s, or any other rating agency, is rating the Series B Preferred Shares at the Fund’s request, the Fund will use commercially reasonable efforts to maintain assets having in the aggregate a discounted value at least equal to the asset coverage requirements set by the rating agency (“Rating Agency Asset Coverage”) consistent with the then-current ratings of the Series B Preferred Shares. Satisfaction of Moody’s Ratings Agency Asset Coverage generally requires the Fund to have eligible assets having in the aggregate a discounted value equal to or in excess of a “Preferred Shares Basic Maintenance Amount.” Generally, the Preferred Shares Basic Maintenance Amount includes the sum of (a) the aggregate liquidation preference of the Fund’s preferred shares then outstanding (including the Series B Preferred Shares) and (b) certain accrued and projected payment obligations of the Fund, including without limitation any accrued and projected dividends on its preferred shares then outstanding.

Moody’s also has guidelines for calculating discounted value for purposes of determining whether the Moody’s Ratings Agency Asset Coverage test is satisfied. These guidelines specify discount factors that the Fund must apply to various types of securities in its portfolio for purposes of calculating whether the discounted value of the Fund’s eligible assets is at least equal to the Preferred Shares Basic Maintenance Amount (with the level of discount generally becoming greater as the credit quality of a security becomes lower). In addition, under the Moody’s guidelines, certain types of securities (including securities in which the Fund may otherwise invest) are not eligible for inclusion in the calculation of the discounted value of the Fund’s portfolio. Such ineligible securities may include, for example, certain privately placed debt securities (other than Rule 144A securities) and debt securities of certain non-U.S. issuers. The Moody’s guidelines for calculating discounted value do not impose any limitations on the percentage of the Fund’s assets that may be invested in ineligible assets, and the amount of ineligible assets included in the Fund’s portfolio at any time may vary depending upon the rating, diversification and other characteristics of the Moody’s eligible assets included in the portfolio.

Liquidation

In the event of any liquidation, dissolution or winding up of the Fund’s affairs, whether voluntary or involuntary, the holders of Series B Preferred Shares will be entitled to receive out of the assets of the Fund available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the Common Shares, a liquidation distribution equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the date fixed for such distribution or payment (whether or not earned or declared by the Fund, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of the Fund’s affairs, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all Series B Preferred Shares and any other outstanding shares of preferred stock will be insufficient to permit the payment in full to such holders of Series B Preferred Shares of the $25.00 per share liquidation preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other shares of preferred stock, then the available assets shall be distributed among the holders of such Series B Preferred Shares and such other series of preferred stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the Fund’s affairs whether voluntary or involuntary, unless and until the $25.00 per share liquidation preference on each outstanding Series B Preferred Share plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series B Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the Articles Supplementary.

Stock Exchange Listing

Application has been made to list the Series B Preferred Shares on the NYSE. If the application is approved, the Series B Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance under the symbol “OPPPRB.”

Risks

Risk is inherent in all investing. Therefore, before investing in the Series B Preferred Shares you should consider the risks carefully. See “Risks” in the accompanying Prospectus as well as the risks below.

Market Price Risk. The market price for the Series B Preferred Shares will be influenced by changes in interest rates, the perceived credit quality of the Series B Preferred Shares and other factors, and may be higher or lower than the liquidation preference of the Series B Preferred Shares. There is currently no market for the Series B Preferred Shares of the Fund.

Liquidity Risk. Currently, there is no public market for the Series B Preferred Shares. As noted above, an application has been made to list the Series B Preferred Shares on the NYSE. However, during an initial period which is not expected to exceed thirty days after the date of its issuance, the Series B Preferred Shares will not be listed on any securities exchange. Before the Series B Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Series B Preferred Shares. No assurances can be provided that listing on any securities exchange or market making by the underwriters will occur or will result in the market for Series B Preferred Shares being liquid at any time.

Redemption Risk. The Fund may be required to redeem Series B Preferred Shares in order to meet regulatory asset coverage requirements or requirements imposed by credit rating agencies. For example, if the value of the Fund’s investment portfolio declines, thereby reducing the asset coverage for the Series B Preferred Shares, the Fund may be obligated under the terms of the Series B Preferred Shares to redeem some or all of the Series B Preferred Shares. In addition, commencing on February 15, 2027, the Fund will be able to call the Series B Preferred Shares at the option of the Fund. Investors may not be able to reinvest the proceeds of any redemption in an investment providing the same or a higher dividend rate than that of the Series B Preferred Shares. Precipitous declines in the value of the Fund’s assets could result in the Fund having insufficient assets to redeem all of the Series B Preferred Shares for the full redemption price.

Subordination Risk. The Series B Preferred Shares are not a debt obligation of the Fund. The Series B Preferred Shares are junior in respect of distributions and liquidation preference to the current and future indebtedness incurred by the Fund, and will have the same priority with respect to payment of dividends and distributions and liquidation preference as the issued and outstanding Series A Preferred Shares and any other shares of preferred stock that the Fund may issue. The Series B Preferred Shares are subject to greater credit risk than any of the Fund’s debt instruments, which would be of higher priority in the Fund’s capital structure.

Credit Rating Risk. The Fund has obtained a credit rating on the Series B Preferred Shares. The credit rating issued on the Series B Preferred Shares could be reduced or withdrawn while an investor holds Series B Preferred Shares. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Series B Preferred Shares. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Series B Preferred Shares.

Distribution Risk. The Fund may not earn sufficient income from its investments to make distributions on the Series B Preferred Shares, in which case the distributions on the Series B Preferred Shares would be considered a return of capital. Additionally, the Fund’s failure to meet certain regulatory and other requirements, including asset coverage requirements and the restrictions imposed under the terms of any senior indebtedness (such as under the Credit Agreement) as well as those imposed by applicable credit rating agencies, could prohibit or limit the Fund from making distributions on the Series B Preferred Shares.

Interest Rate Risk. The Series B Preferred Shares pay dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Series B Preferred Shares may increase, which would likely result in a decline in the value of the Series B Preferred Shares. Additionally, if interest rates rise, securities comparable to the Series B Preferred Shares may pay higher dividend rates and holders of the Series B Preferred Shares may not be able to sell the Series B Preferred Shares at their liquidation preference and reinvest the proceeds at market rates. The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities.

CERTAIN EMPLOYEE BENEFIT PLAN AND OTHER CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Series B Preferred Shares by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Benefit Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan and prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties.

Generally, for purposes of ERISA and Section 4975 of the Code, where an equity interest in an entity is acquired by a Benefit Plan, the Benefit Plan’s assets may include not only the interest but also an undivided interest in the underlying assets of the entity, unless an exception applies. One such exception is for an entity that is registered as an investment company under and in accordance with the 1940 Act.

Regardless of whether an entity’s assets are “plan assets,” Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless an individual, statutory or administrative exemption is applicable to the transaction. Fiduciaries of Benefit Plans considering acquiring the Series B Preferred Shares in reliance on an exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any exemption will be satisfied, or that any exemption will be applicable to all otherwise prohibited transactions which may otherwise occur in connection with a Benefit Plan’s investment in the Series B Preferred Shares.

By its acquisition of a Series B Preferred Share, each purchaser will be deemed to have represented and agreed that (i) the purchaser is not acquiring or holding such Series B Preferred Share or an interest therein with the assets of a Benefit Plan or of an employee benefit plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) neither the purchase nor the holding of such Series B Preferred Share or an interest therein by such purchaser will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any such applicable Similar Law.

Furthermore, if the purchaser is a Benefit Plan, such purchaser and subsequent transferee will be deemed to have represented and warranted that (1) none of the Fund, the Adviser, UBS Securities LLC or any of its respective affiliates has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire the Series B Preferred Shares or has otherwise acted upon as the Benefit Plan’s fiduciary.

The foregoing discussion is general in nature and is not intended to be all inclusive. The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Series B Preferred Shares on behalf of, or with the assets of, any Benefit Plan or other employee benefit plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of the Series B Preferred Shares and whether the purchase and holding of Series B Preferred Shares otherwise will be in compliance with the applicable provisions of ERISA, Section 4975 of the Code and Similar Law.

TAXATION

The distributions with respect to the Series B Preferred Shares (other than distributions in redemption of Series B Preferred Shares subject to Section 302(b) of the Code) will constitute dividends to the extent of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Such dividends generally will be taxable as ordinary income to holders. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) that are properly reported by the Fund as capital gain dividends will be treated as long-term capital gains in the hands of holders receiving such distributions. The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of the RIC’s income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, the Fund intends each year to allocate capital gain dividends between and among its Common Shares and each series of its Preferred Shares, including the Series B Preferred Shares, in proportion to the total dividends paid to each class during or with respect to such year. Ordinary income dividends and dividends qualifying for the dividends received deduction, if any, will similarly be allocated between and among such share classes. For additional information, see “Tax Matters” in the accompanying prospectus. Under certain circumstances, the IRS requires holders of redeemable preferred shares to accrue income from the right to receive dividends whether or not the dividends are declared. The Fund believes that it has satisfied certain safe harbors to avoid this result, but the IRS may take a different position.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among the Fund, the Adviser, the Subadviser and UBS Securities LLC and RBC Capital Markets, LLC as underwriters, the Fund has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from the Fund, the number of Series B Preferred Shares set forth opposite its name below.

Underwriters	Number of Series B Preferred Shares
UBS Securities LLC
RBC Capital Markets, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the Series B Preferred Shares sold pursuant to the underwriting agreement if any of the Series B Preferred Shares are purchased. If the underwriters default, the underwriting agreement provides the underwriting agreement may be terminated.

The Fund, the Adviser and the Subadviser have each agreed to indemnify the underwriters and their respective controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series B Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the Series B Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We expect that delivery of the Series B Preferred Shares will be made against payment therefor on or about the fifth business day following the date of confirmation of orders with respect to the Series B Preferred Shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade prior to the delivery of the Series B Preferred Shares hereunder on the date hereof will be required, by virtue of the fact that the Series B Preferred Shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of Series B Preferred Shares who wish to trade the Series B Preferred Shares prior to their date of delivery hereunder should consult their own advisors.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the Series B Preferred Shares to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $[  ] per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $[  ] per share to certain dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $548,300 and are payable by the Fund.

Over-allotment Option

We have granted the underwriters an option to purchase up to an aggregate of [  ] additional shares of Series B Preferred Shares. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option.

No Sales of Similar Securities

The Fund, the Adviser and the Subadviser have agreed that the Fund will not, for a period of 90 days from the date of this Prospectus Supplement, without the prior written consent of UBS Securities LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any of its preferred shares or securities exchangeable for or convertible into its preferred shares, except for the Series B Preferred Shares sold to the underwriters pursuant to the underwriting agreement.

New York Stock Exchange

Application has been made to list the Series B Preferred Shares on the NYSE. Prior to the offering, there has been no public market for the Series B Preferred Shares. If the application is approved, the Series B Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance under the symbol “OPPPRB.” Before the Series B Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Series B Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series B Preferred Shares will be illiquid.

If a secondary trading market develops prior to the commencement of trading on the NYSE, holders of the Series B Preferred Shares may be able to sell such shares; however, such shares may trade at discounts from the liquidation preference of the Series B Preferred Shares.

Price Stabilization, Short Positions

Until the distribution of the Series B Preferred Shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing the Series B Preferred Shares. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series B Preferred Shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell Series B Preferred Shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series B Preferred Shares than they are required to purchase in the offering.

Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ overallotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount. . A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series B Preferred Shares or preventing or retarding a decline in the market price of the Series B Preferred Shares. As a result, the price of the Series B Preferred Shares may be higher than the price that might otherwise exist in the open market.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase Series B Preferred Shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

None of the Fund, the Adviser, the Subadviser or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series B Preferred Shares. In addition, none of the Fund, the Adviser, the Subadviser or the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Fund, the Adviser, the Subadviser or their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Fund, the Adviser, the Subadviser or their respective affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Fund anticipates that, from time to time, the underwriters may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019. The principal business address of RBC Capital Markets, LLC is 200 Vesey Street, New York, New York 10281.

LEGAL MATTERS

Certain legal matters will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP and Dechert LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A. Certain legal matters in connection with this offering will be passed upon for the underwriters by Dechert LLP.

FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Fund’s shareholders for the fiscal year ended June 30, 2021, together with the report of Cohen & Company, Ltd. for the Fund’s annual report, are incorporated by reference herein.

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus constitutes part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 10, 2021, filed with the accompanying Prospectus;
●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended June 30, 2021, filed with the SEC on September 7, 2021 (“Annual Report”);
●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended December 31, 2020, filed with the SEC on March 5, 2021;
●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on July 13, 2021 (“Proxy Statement”); and
●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-38684) filed with the SEC on October 3, 2018.

$300,000,000

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Common Stock
Preferred Stock
Subscription Rights for Common Stock

Subscription Rights for Preferred Stock
Subscription Rights for Common and Preferred Stock

The Fund. RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company.

Investment Objective. The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by allocating its Managed Assets (as defined below) among the two principal investment strategies described below:

Tactical Closed-End Fund Income Strategy (10% - 35% of Managed Assets): This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies, exchange-traded funds and business development companies (collectively, the “Underlying Funds”) that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds.

Opportunistic Income Strategy (65% - 90% of Managed Assets): This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts. At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities.

The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) shares of its common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of its preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and Preferred Shares, “Securities”), in one or more offerings in amounts, at prices and on terms set forth in a supplement to this Prospectus. See “Securities” beginning on page 30. See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the particular offering will identify any agents or underwriters involved in the sale of the Fund’s Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such rights are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement. For more information about the manner in which the Fund may offer shares of its common stock, see “Plan of Distribution.”

i

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “OPP,” and the Fund’s Series A Cumulative Preferred Stock are listed on the NYSE under the symbol “OPPPRA.” The net asset value of the Fund’s common shares at the close of business on September 28, 2021 was $239,815,745, and the last sale price of the common shares on the NYSE on such date was $14.56. Shares of common stock of closed-end funds, like the Fund, frequently trade at discounts to their net asset values. If the shares of the Fund’s common stock trade at a discount to net asset value, the risk of loss may increase for purchasers in an offering under this prospectus, especially for those investors who expect to sell their shares in a relatively short period after purchasing shares in such an offering. See “Risks—Market Discount.” Following a Rights offering, a shareholder may experience dilution in net asset value per share of stock if the subscription price per share is below the net asset value per share on the expiration date. See “Risks—Risks of Issuing Rights.”

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Fund’s Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

The Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund. You should read this Prospectus and the related prospectus supplement, which contain important information about the Fund, before deciding whether to invest in the Fund’s Securities, and retain them for future reference. A Statement of Additional Information, dated November 10, 2021 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Prospectus, the SAI, annual and semi-annual reports to shareholders and other information about the Fund, or make shareholder inquiries, by calling (855) 862-6092, by writing to the Fund at 433 W. Van Buren Street, 1150-E, Chicago, IL 60607, or by visiting the Fund’s and the Adviser’s website at www.rivernorth.com (information included on the website does not form a part of this Prospectus), or from the SEC’s website at www.sec.gov.

Investing in the Fund involves certain risks. See “Risks” beginning on page 24 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ii

The Fund, or the Underlying Funds in which the Fund invests, may invest in securities of any credit quality, including, without limit, securities that are rated below investment grade, except that, under normal market conditions, no more than 60% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in below investment grade and “senior loan” Underlying Funds, and the Fund invests at least 20% of the Managed Assets allocated to the Opportunistic Income Strategy in securities rated investment grade (or unrated securities judged by the Subadviser (as defined below) to be of comparable quality). Below investment grade securities are commonly referred to as “junk” and “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. See “Risks—Credit and Below Investment Grade Securities Risk.”

Under normal market conditions, the Fund may allocate between 10% and 35% of its Managed Assets to the Tactical Closed-End Fund Income Strategy and between 65% and 90% of its Managed Assets to the Opportunistic Income Strategy. Subject to the foregoing ranges, the Adviser (as defined below) determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Investment Philosophy and Process.” “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

Investment Adviser and Subadviser. The Fund’s investment adviser is RiverNorth Capital Management, LLC and the Fund’s subadviser is DoubleLine® Capital LP. See “Management of the Fund.”

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. The Fund currently anticipates that it could also obtain leverage through the use of reverse repurchase agreements. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Fund’s common stock than if leverage is not used. See “Risks—Leverage Risks.”

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated November 10, 2021

iii

You should rely only on the information contained or incorporated by reference in this Prospectus and any related prospectus supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related prospectus supplement is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and results of operations may have changed since that date.

iv

PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus. You should review the more detailed information contained in this Prospectus, any related prospectus supplement and the Statement of Additional Information (“SAI”), including the documents incorporated by reference. In particular, you should carefully read the section entitled “Risks” in this Prospectus.

The Fund

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund commenced operations and completed its initial public offering of common stock in September 2016, raising approximately $215 million in equity after payment of offering expenses (and including the exercise of the overallotment option). In December 2019, the Fund issued 2,371,081 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund issued 472,995 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund also issued 2,200,000 shares of 4.375% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), and an additional 200,000 shares pursuant to an overallotment option, for a total of 2,400,000 shares, in a public offering. In October 2021, the Fund also issued 2,926,441 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares.

As of September 28, 2021 the Fund had 16,214,577 shares of its common stock outstanding and net assets applicable to such shares of $239,815,745. As of the same date, the Fund had 2,400,000 shares of 4.375% Series A Preferred Stock, liquidation preference $25 per share, outstanding. The shares of the Fund’s common stock offered by this Prospectus are called “Common Shares” and the holders of Common Shares are called “Common Shareholders.” As used hereinafter in this Prospectus, unless the context requires otherwise, “common shares” refers to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus and the holders of common shares are called “common shareholders.” As used hereinafter in this Prospectus, unless the context otherwise requires, “preferred shares” or “Preferred Shares” refers to the shares of the Fund’s Series A Preferred Stock outstanding or any future issuance of Preferred Shares, and the holders of preferred shares are called “preferred shareholders.” An investment in the Fund may not be appropriate for all investors.

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The Offering	The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus. See “Description of the Fund’s Securities.” See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

Offerings of Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below net asset value. See “Risks—Risks Associated with Additional Offerings.”

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Use of Proceeds

Unless otherwise specified in a prospectus supplement, the Fund expects to invest the net proceeds from any sales of Securities in accordance with the Fund’s investment objective and policies as stated below, or use such proceeds for other general corporate purposes within approximately three months of receipt of such proceeds. Pending any such use, the proceeds may be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to common shareholders.

The Fund may use the net proceeds from the offering to call, redeem or repurchase shares of its Series A Preferred Stock. The Series A Preferred Stock generally may not be called for redemption at the option of the Fund prior to November 15, 2025. The Fund reserves the right, however, to redeem the Series A Preferred Stock at any time if it is necessary, in the judgment of the Board, to maintain its status as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. The distribution rate on the Series A Preferred Stock is 4.375%.

Investment Adviser and Subadviser

The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”) and the Fund’s subadviser is DoubleLine® Capital LP (the “Subadviser”). The Adviser is responsible for the day-to-day management of the Fund’s Managed Assets (as defined below) allocated to the Tactical Closed-End Fund Income Strategy (as described below). The Subadviser is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy (as described below). Subject to the ranges noted below, the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Management of the Fund.”

Investment Objective	The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objective.
Principal Investment Strategies and Policies

The Fund seeks to achieve its investment objective by allocating its Managed Assets among the two principal strategies described below. The Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Risks—Asset Allocation Risk.” Under normal market conditions, the Fund may allocate between 10% and 35% of its Managed Assets to the Tactical Closed-End Fund Income Strategy (as described below) and 65% to 90% of its Managed Assets to the Opportunistic Income Strategy (as described below). See “Investment Philosophy and Process.”

Tactical Closed-End Fund Income Strategy (10%-35% of Managed Assets). This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies (“SPACs”), exchange-traded funds (“ETFs”) and business development companies (“BDCs,” and, together with the Fund’s investments in closed-end funds, SPACs and ETFs, the “Underlying Funds”) that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds. See “Risks—Tactical Closed-End Fund Income Strategy.” All Underlying Funds in which the Fund invests are registered under the Securities Act of 1933, as amended (the “Securities Act”).

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Under normal market conditions: (i) no more than 20% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in “equity” Underlying Funds; (ii) no more than 60% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in below investment grade (also known as “high yield” and “junk”) and “senior loan” Underlying Funds; and (iii) no more than 25% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in “emerging market income” Underlying Funds. The Fund will also limit its investments in closed-end funds (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy. The Fund will not invest in inverse ETFs or leveraged ETFs. The types of Underlying Funds referenced in this paragraph are categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase. The Fund’s shareholders indirectly bear the expenses, including the management fees, of the Underlying Funds. See “Risks—Underlying Fund Risks.”

The Underlying Funds in which the Adviser seeks to invest will generally focus on a broad range of fixed income securities or sectors, including Underlying Funds that invest in the following securities or sectors: convertible securities, preferred stocks, high yield securities, exchange-traded notes, structured notes, dividend strategies, covered call option strategies, real estate-related investments, energy, utility and other income-oriented strategies. In addition, the Fund may invest directly in debt securities issued by certain credit-oriented, unlisted Underlying Funds, including BDCs, identified by the Adviser in its due diligence process (“Private Debt”). The Adviser believes investments in Private Debt can provide the Fund with the opportunity to obtain more favorable terms than similar publicly traded debt investments with similar risk profiles. See “Risks—Private Debt Risk.”

The Fund may invest in Underlying Funds that invest in securities that are rated below investment grade, including those receiving the lowest ratings from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, a part of the Fitch Group (“Fitch”), or Moody’s Investor Services, Inc. (“Moody’s”), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”) or, if unrated, determined by the Adviser or Subadviser (as defined below) to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Credit and Below Investment Grade Securities Risk.”

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The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds; however, the Fund may at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options, futures and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets is in Hedging Positions (as determined based on the market value of such Hedging Positions). See “Risks—Derivatives Risks” and “Risks—Options and Futures Risks.”

A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. The Fund will not engage in any short sales of securities issued by closed-end funds and BDCs. To complete the short sale, the Fund must arrange through a broker to borrow the security in order to deliver it to the buyer. The Fund is obligated to replace the borrowed security by purchasing it at a market price at or prior to the time it must be returned to the lender. The price at which the Fund is required to replace the borrowed security may be more or less than the price at which the security was sold by the Fund. The Fund will incur a loss if the price of the security sold short increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Tactical Closed-End Fund Income Strategy” and “Risks—Short Sale Risks.”

Under the Tactical Closed-End Fund Income Strategy, the Fund also may attempt to enhance the return on the cash portion of its portfolio by investing in total return swap agreements. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own net asset value or any other reference asset that the Adviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. Using the Fund’s own net asset value as the underlying asset in the total return swap serves to reduce cash drag (the impact of cash on the Fund’s overall return) by replacing it with the impact of market exposure based upon the Fund’s own investment holdings. This type of total return swap would provide the Fund with a return based on its net asset value. Like any total return swap, the Fund would be subject to counterparty risk and the risk that its own net asset value declines in value. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Tactical Closed-End Fund Income Strategy“ and “Risks—Swap Risks.”

The Fund anticipates that its SPAC investments will be primarily composed of: (i) units issued by SPACs comprised of common stock and warrants to purchase common stock; (ii) common stock issued by SPACs, including “founder” shares; and (iii) warrants to purchase common stock, including “founder” warrants. In addition, the Fund’s SPAC investments could also consist of debt instruments issued by SPACs; securities of other investment companies that primarily invest in SPACs; and securities of SPACs that have completed a business combination transaction with an operating company within the last two calendar years.

The Fund’s SPAC investments may be obtained (among other means) through initial public offerings (“IPOs”) of SPACs; secondary market transactions; private placements, including private investment in public equity (“PIPE”) transactions and investments in vehicles formed by SPAC sponsors to hold founder shares and founder warrants; and/or forward purchase agreements pursuant to which investors commit to purchasing a SPAC’s securities to the extent the SPAC requires additional funding at the time of a business combination. Through its investments in SPACs, the Fund will seek to (i) obtain attractive risk-adjusted investment returns, and (ii) derive value from buying and selling SPAC securities to take advantage of pricing discrepancies in the SPAC market (e.g., the difference between the price of a SPAC security and the pro rata value of the SPAC’s trust account).

The SPACs in which the Adviser may invest may focus on a broad range of industries and sectors and may generally pursue initial business combinations in any business, industry or geographic location, including outside of the United States. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their securities’ prices.

Opportunistic Income Strategy (65%-90% of Managed Assets). This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts (“REITs”). At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities. See “Risks—Fixed Income Securities Risks,” “Risks—Mortgage-Backed Securities Risk” and “Risks—Municipal Securities Risk.”

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Under this strategy, the Fund may invest in securities of any credit quality, including, without limit, securities that are rated below investment grade, except that the Fund invests at least 20% of the Managed Assets allocated to this strategy in securities rated investment grade (or unrated securities judged by the Subadviser to be of comparable quality). In addition, the Subadviser does not currently expect that the Fund will invest more than 15% of the Managed Assets allocated to this strategy in corporate debt securities (excluding mortgage-backed securities) or sovereign debt instruments rated below B- by Moody’s and below B3 by S&P or Fitch (or unrated securities determined by the Subadviser to be of comparable quality). The Fund’s investments in below investment grade securities under this strategy may include securities receiving the lowest ratings from S&P (i.e., D-), Fitch (i.e., D-) or Moody’s (i.e., C3), or comparably rated by another NRSRO or, if unrated, determined by the Adviser or Subadviser to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Credit and Below Investment Grade Securities Risk.”

The Fund invests no more than 20% of its Managed Assets allocated to the Opportunistic Income Strategy in non-U.S. investments, including emerging market investments. See “Risks—Emerging Markets Risks.”

Investments under the Opportunistic Income Strategy may include substantial investments in mortgage-backed securities, including agency and non-agency residential mortgage-backed securities (“RMBS”). These RMBS investments have undergone extreme volatility over the past several years, driven primarily by high default rates and the securities being downgraded to “junk” status. See “Risks—Mortgage-Backed Securities Risks.”

Investments under the Opportunistic Income Strategy may include mortgage- or asset-backed securities of any kind, including, by way of example, mortgage- or asset-related securities not subject to the credit support of the U.S. government or any agency or instrumentality of the U.S. government, including obligations backed or supported by sub-prime mortgages, which are subject to certain special risks. See “Risks—Mortgage-Backed Securities Risks.”

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Mortgage- or asset-backed securities may include, among other things, securities issued or guaranteed by the United States Government, its agencies, or its instrumentalities or sponsored corporations, or securities of domestic or foreign private issuers. Mortgage- or asset-backed securities may be issued or guaranteed by banks or other financial institutions, special-purpose vehicles established for such purpose, or private issuers, or by government agencies or instrumentalities. Privately issued mortgage-backed securities include any mortgage-backed security other than those issued or guaranteed as to principal or interest by the U.S Government or its agencies or instrumentalities. Mortgage-backed securities may include, without limitation, interests in pools of residential mortgages or commercial mortgages, and may relate to domestic or non-U.S. mortgages. Mortgage-backed securities include, but are not limited to, securities representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including Real Estate Mortgage Investment Conduits (“REMICs”), which could include resecuritizations of REMICs, mortgage pass-through securities, inverse floaters, collateralized mortgage obligations, collateralized loan obligations, collateralized debt obligations, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), and securitizations of various receivables, including, for example, credit card and automobile finance receivables. Certain mortgage-backed securities in which the Fund may invest may represent an inverse interest-only class of security for which the holders are entitled to receive no payments of principal and are entitled only to receive interest at a rate that will vary inversely with a specified index or reference rate, or a multiple thereof.

The Fund may purchase other types of debt securities and other income-producing investments of any kind, including, by way of example, U.S. government securities; debt securities issued by domestic or foreign corporations; obligations of foreign sovereigns or their agencies or instrumentalities; equity, mortgage, or hybrid REIT securities; bank loans (including, among others, participations, assignments, senior loans, delayed funding loans and revolving credit facilities); municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Opportunistic Income Strategy.”

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

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In addition to the foregoing principal investment strategies of the Fund, the Adviser also may allocate the Fund’s Managed Assets among cash and short-term investments. See “Investment Policies and Techniques—Temporary Investments and Defensive Position” in the SAI. There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Adviser or Subadviser believes investment considerations warrant such action. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Common Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

All percentage limitations described in this Prospectus are measured at the time of investment and may be exceeded on a going-forward basis as a result of credit rating downgrades or market value fluctuations of the Fund’s portfolio securities. Unless otherwise specified herein, the Fund may count its holdings in Underlying Funds towards various guideline tests, including the 80% policy so long as the earnings on the underlying holdings of such Underlying Funds are exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax).

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the common shareholders. The Fund’s investment objective and certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which includes common shares and Preferred Shares, if any, voting together as a single class, and the holders of the outstanding Preferred Shares, if any, voting as a single class. See “Investment Restrictions” in the SAI.

Investment Philosophy and Process

The Adviser allocates the Fund’s assets among the Tactical Closed-End Fund Income Strategy and the Opportunistic Income Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Structural Risks—Multi-Manager Risk.”

Tactical Closed-End Fund Income Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy invests in closed-end funds to take advantage of pricing discrepancies in the closed-end fund market.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds by identifying pricing aberrations. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a closed-end fund and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

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Statistical Analysis (Mean Reversion)

• Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and/or relative discounts.
• The Adviser attempts to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.
Corporate Actions
• The Adviser pursues investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.
• The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

Shareholder Activism
• In assessing the attractiveness of an investment in a closed-end fund, the Adviser assesses a closed-end fund’s susceptibility to dissident or activist activity and analyzes the composition of the fund’s shareholder register. The Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

See “Investment Philosophy and Process—Tactical Closed-End Fund Income Strategy.”

Opportunistic Income Strategy. The term “opportunistic” is used to indicate that the portion of this strategy’s Managed Assets devoted to any particular asset class will vary depending on the Subadviser’s view of what investments offer potentially attractive risk-adjusted returns under then-existing market conditions.

With respect to its investments in mortgage-backed securities, the Subadviser utilizes a unique investment process that first examines the macroeconomic status of the mortgage-backed sector. This analysis includes reviewing information regarding interest rates, yield curves and spreads, credit analysis of the issuers and a general analysis of the markets generally. From this detailed analysis, along with assessment of other economic data including market trends, unemployment data and pending legislation, the Subadviser identifies subsectors within the mortgage sector that the Subadviser believes offer the highest potential for return. The Subadviser then applies a qualitative analysis that evaluates market trends and portfolio analytics, including looking at factors such as duration, level of delinquencies, default history and recovery rates. Finally, the Subadviser performs a quantitative analysis of the potential investment, essentially performing a stress test of the potential investment’s underlying portfolio of mortgages. Only when a potential investment has passed the Subadviser’s screening will it be added to the strategy’s portfolio.

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The Subadviser allocates the Opportunistic Income Strategy assets among market sectors, and among investments within those sectors, in an attempt to construct a portfolio providing a high level of current income and the potential for capital appreciation consistent with what the Subadviser considers an appropriate level of risk in light of market conditions prevailing at the time. Implementation of portfolio asset allocation decisions is made by the Subadviser’s portfolio managers after consultation with the Subadviser’s Fixed Income Asset Allocation Committee, a committee consisting of portfolio managers, traders and analysts which contributes to fixed-income asset allocation decisions made on behalf of the Fund by the Subadviser. The Subadviser will select investments over time to implement its long-term strategic investment view. It also will buy and sell securities opportunistically in response to short-term market, economic, political, or other developments or otherwise as opportunities may present themselves. In selecting individual securities for investment by the Fund, the Subadviser uses a bottom-up security selection process, reflecting in-depth research and analysis. The Subadviser will manage the Opportunistic Income Strategy of the Fund under an integrated risk management framework overseen by the Fund’s portfolio management team and Subadviser’s risk management committee.

Portfolio securities in the Opportunistic Income Strategy may be sold at any time. Sales may occur when the Subadviser determines to take advantage of a better investment opportunity, because the Subadviser believes the portfolio securities no longer represent relatively attractive investment opportunities, because the Subadviser perceives a deterioration in the credit fundamentals of the issuer, or because the Subadviser believes it would be appropriate for other investment reasons, such as to adjust the duration or other characteristics of the investment portfolio.

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Use of Leverage

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Adviser determines whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. On December 16, 2016, the Fund entered into a $75,000,000 secured, revolving, evergreen credit facility with U.S. Bank National Association (the “USB Facility”). The borrowing rate under the USB Facility is equal to one-month LIBOR plus 0.95%. The average principal balance and interest rate for the fiscal year ended June 30, 2021 was approximately $38,205,479 and 1.13%, respectively. As of June 30, 2021, the principal amount of borrowings under the USB Facility was $21,000,000, representing approximately 6.87% of the Fund’s Managed Assets. As of June 30, 2021, total annual interest rate, including the commitment fee rate, was 1.14% of the principal amount outstanding or 0.21% of the Fund’s net assets attributable to Common Shares. As of June 30, 2021, the Fund had $54,000,000 in unutilized funds available for borrowing under the USB Facility. In addition, as of June 30, 2021, the Fund had outstanding 2,400,000 shares of 4.375% Series A Preferred Stock. As of the same date, the average liquidation preference since the issuance of such Series A Preferred Stock was approximately $25.00. The Series A Preferred Stock ranks senior in right of payment to the Common Shares and is subordinated in right of payment to borrowings under the USB Facility. As of June 30, 2021, the Fund’s leverage from borrowings and its issuance of Series A Preferred Stock was approximately 25% of its Managed Assets. The Fund’s Common Shares are junior in liquidation and distribution rights to amounts owed pursuant to the USB Facility. See “Summary of Fund Expenses” and “Use of Leverage—Effects of Leverage.” The Fund currently anticipates that it could also obtain leverage through the use of reverse repurchase agreements.

Pursuant to the provisions of the 1940 Act, the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets and may issue Preferred Shares in an amount up to 50% of its total assets (including the proceeds from leverage). The Underlying Funds that the Fund invests in may also use leverage.

Notwithstanding the limits discussed above, the Fund may enter into derivatives or other transactions (e.g., reverse repurchase agreements and total return swaps) that may provide leverage (other than through borrowings or the issuance of Preferred Shares), but which are not subject to the foregoing limitation if the Fund earmarks or segregates liquid assets (or enters into offsetting positions) in accordance with applicable Securities and Exchange Commission (“SEC”) regulations and interpretations to cover its obligations under those transactions and instruments. These additional transactions will not cause the Fund to pay higher advisory or administration fee rates than it would pay in the absence of such transactions. However, these transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund.

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The use of leverage by the Fund can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, returns will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, returns will be less than if leverage had not been used. The use of leverage magnifies gains and losses to common shareholders. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the common shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage” and “Risks—Leverage Risks.”

Reverse Repurchase Agreements. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account with its custodian containing, or designate on its books and records, cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a reverse repurchase agreement will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund under the foregoing limitation; however, under certain circumstances in which the Fund does not establish and maintain such segregated account, or earmark such assets on its books and records, such reverse repurchase agreement is considered a borrowing for the purpose of the Fund’s limitation on borrowings. The use by the Fund of reverse repurchase agreements involves many of the same risks as leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. See “Risks—Reverse Repurchase Agreements Risks.”

Dividends and Distributions

The Fund has implemented a level distribution policy (the “Level Distribution Policy.”) Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 12.50% of the average of the Fund’s NAV per share as reported for the final five trading days of the preceding calendar year.

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with shareholders having the option to receive additional common shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to common shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually. See “Dividends and Distributions.”

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Preferred Shares Distributions. In accordance with the Fund’s Governing Documents (as defined below) and as required by the 1940 Act, all preferred shares of the Fund must have the same seniority with respect to distributions. Accordingly, no complete distribution due for a particular dividend period will be declared or paid on any series of preferred shares of the Fund for any dividend period, or part thereof, unless full cumulative dividends and distributions due through the most recent dividend payment dates for all series of outstanding preferred shares of the Fund are declared and paid. If full cumulative distributions due have not been declared and made on all outstanding preferred shares of the Fund, any distributions on such preferred shares will be made as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. As used herein, “Governing Documents” means the Fund’s Articles of Amendment and Restatement and By-Laws, together with any amendments or supplements thereto, including any Articles Supplementary establishing a series of preferred shares.

Distributions on fixed rate preferred shares, at the applicable annual rate of the per share liquidation preference, are cumulative from the original issue date and are payable, when, as and if declared by the Board, out of funds legally available therefore.

Dividend Reinvestment Plan	The Fund has a dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each common shareholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional common shares. The automatic reinvestment of dividends and distributions in common shares will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and distributions, even though such participants have not received any cash with which to pay the resulting tax.

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Common shareholders who elect not to participate in the Plan will receive all distributions in cash. All correspondence or questions concerning the Plan, including how a common shareholder may opt out of the Plan, should be directed to DST Systems, Inc., (844) 569-4750 (the “Plan Administrator”). Beneficial owners of common shares who hold their common shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”

Exchange Listing

The Fund’s currently outstanding common shares are, and the Common Shares offered in this Prospectus and any applicable prospectus supplement will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “OPP,” and the Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “OPPPRA.” The net asset value of the Fund’s common shares at the close of business September 28, 2021 was $239,815,745, and the last sale price of the common shares on the NYSE on such date was $14.56.

Preferred Shares

The terms of each series of Preferred Shares may be fixed by the Board and may materially limit and/or qualify the rights of holders of the Fund’s Common Shares. If the Fund’s Board of Directors determines that it may be advantageous to the holders of the Fund’s common shares for the Fund to utilize additional leverage, the Fund may issue additional series of Preferred Shares. Any fixed rate Preferred Shares issued by the Fund will pay distributions at a fixed rate. Leverage creates a greater risk of loss as well as a potential for more gains for the Common Shares than if leverage were not used. The Fund may also determine in the future to issue other forms of senior securities, such as securities representing debt, subject to the limitations of the 1940 Act. The Fund may also engage in investment management techniques which will not be considered senior securities if the Fund establishes a segregated account with cash or other liquid assets or sets aside assets on the accounting records equal to the Fund’s obligations in respect of such techniques. The Fund may also borrow money, to the extent permitted by the 1940 Act.

Risk Considerations	Risk is inherent in all investing. Investing in any investment company security involves risks, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Fund, you should consider the risks set forth in the Fund's most recent annual report on Form N-CSR (as well as the other information in this Prospectus, including under the section entitled "Risks" below, the applicable prospectus supplement and the SAI), which provides a discussion of the principal risk factors associated with an investment in the Fund specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to the Fund. Given the nature of the Fund’s investment strategies, these principal risks include risks associated with investments in fixed income securities, mortgage-backed securities, collateralized mortgage obligations, collateralized loan obligations, below investment grade securities and Underlying Funds; risks associated with the use of leverage; and risks related to interest rates.

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Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian	ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. State Street Bank and Trust Company acts as the Fund’s custodian. DST Systems, Inc. acts as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent. See “Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian.”

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SUMMARY OF FUND EXPENSES

The following table shows estimated Fund expenses as a percentage of net assets attributable to common shares as of June 30, 2021. The purpose of the following table and the example below is to help you understand the fees and expenses that you, as a shareholder, would bear directly or indirectly. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of June 30, 2021. As of such date, the Fund had $21,000,000 of leverage outstanding pursuant to the USB Facility. Such leverage represented 6.87% of Managed Assets as of June 30, 2021. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load	--%*
Offering Expenses Borne by the Fund (excluding Preferred Shares Offering Expenses)	--%*
Dividend Reinvestment Plan Fees	None(1)
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to common shares)	--%*

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assumes 6.87% Leverage is Outstanding) (7)
Management fee(2)	1.39%
Interest payments on borrowed funds(3)	0.21%
Dividends on Preferred Shares(4)	1.27%
Other expenses	0.50%
Acquired fund fees and expenses(5)	0.46%
Total annual expenses	3.83%

The purpose of the table above and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The expenses shown in the table under “Other Expenses” and “Total annual expenses” are based in part on estimated amounts for the Fund’s 12 months of operations after June 30, 2021 unless otherwise indicated and assumes that the Fund has not issued any additional Common Shares.

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Example(6)

The example illustrates the expenses you would pay on a $1,000 investment in Common Shares assuming (1) “Total annual expenses” of 3.83% of net assets attributable to common shares, and (2) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$39	$117	$197	$406

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

*	The applicable prospectus supplement to be used in connection with any sales of Common Shares or Preferred Shares will set forth any applicable sales load and the estimated offering expenses borne by the Fund under an Offering.

(1)	There are no brokerage charges with respect to common shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your common shares held in a dividend reinvestment account.

(2)	The management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets includes borrowings for investment purposes. The market value of the Fund’s derivatives are used for purposes of calculating Managed Assets. The management fee of 1.00% of the Fund’s Managed Assets represents 1.39% of net assets attributable to common shares assuming the use of leverage in an amount of 6.87% of the Fund’s Managed Assets. Since the Fund has Preferred Shares outstanding, the management fee and certain other expenses as a percentage of net assets attributable to common shares may be higher than if the Fund does not utilize a leveraged capital structure.

(3)	Interest and fees on leverage in the table reflect the cost to the Fund of borrowings, expressed as a percentage of the Fund’s net assets as of June 30, 2021, using the average interest rates in effect during the fiscal year ended June 30, 2021. The table assumes total borrowings under the USB Facility of $21,000,000 was outstanding for the entire 12 months of operations after June 30, 2021. See “Use of Leverage—Effects of Leverage.”

(4)	Dividends on Preferred Shares represent the estimated dividend expense adjusted to assume 2,400,000 shares of 4.375% Series A Preferred Stock with a liquidation preference of $60,000,000 was outstanding for the entire 12 months of operations after June 30, 2021. See “Use of Leverage—Effects of Leverage.

(5)	The “Acquired fund fees and expenses” are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent shareholder report. Some of the Underlying Funds in which the Fund invests (or may invest) charge incentive fees based on the Underlying Funds’ performance. The 0.46% shown as “Acquired fund fees and expenses” reflects the operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund invests (or may invest) generally charge a management fee of 1.00% to 2.00% and up to a 17.5% incentive fee on income and/or capital gains, which are included in “Acquired fund fees and expenses,” as applicable. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

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(6)	The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at net asset value and that the Fund is engaged in leverage of 6.87% of Managed Assets, assuming interest and fees on leverage as set forth above. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

(7)	If the Fund did not incur borrowings, issue preferred shares, have preferred shares outstanding or otherwise employ leverage, the table showing the Fund’s expenses as a percentage of net assets and the expense example would be estimated as set out below:

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assumes No Leverage is Outstanding)
Management fee(2)	1.00%
Other expenses	0.45%
Acquired fund fees and expenses(5)	0.46%
Total annual expenses	1.91%

Example(6)

The example illustrates the expenses you would pay on a $1,000 investment in Common Shares assuming (1) “Total annual expenses” of 1.91% of net assets attributable to common shares, (2) no leverage is utilized by the Fund during these periods and, accordingly, no fees or dividends on leverage is paid and (3) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$19	$60	$103	$224

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FINANCIAL HIGHLIGHTS

The Fund’s “Financial Highlights” and the report of the Fund's independent registered public accounting firm, Cohen & Company, Ltd., thereon, contained in the following document filed by the Fund with the SEC, is hereby incorporated by reference into this Prospectus: the annual report for the year ended June 30, 2021 contained in the Fund’s Form N-CSR filed with the SEC on September 7, 2021. See “Incorporation by Reference” below for more information.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding common shares are, and any Common Shares offered by this Prospectus and the applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE. The Fund’s common shares commenced trading on the NYSE on September 28, 2016.

The Fund’s common shares have traded both at a premium and at a discount in relation to net asset value. Shares of closed-end investment companies frequently trade at a discount from net asset value. The Fund’s issuance of the Common Shares may have an adverse effect on prices in the secondary market for the Fund’s common shares by increasing the number of common shares available, which may put downward pressure on the market price for the Fund’s common shares. See “Risks—Structural Risk—Market Discount.”

The following table sets forth for each of the periods indicated the high and low closing market prices for common shares of the Fund on the NYSE, the net asset value per share and the premium or discount to net asset value per share at which the Fund’s common shares were trading. Net asset value is determined daily as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time). See “Net Asset Value” for information as to the determination of the Fund’s net asset value.

	MARKET PRICE(1)		NET ASSET VALUE (2)		PREMIUM/(DISCOUNT) TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
June 30, 2019	$17.32	$16.65	$18.07	$17.91	-4.15%	-7.04%
September 30, 2019	$17.78	$17.06	$18.07	$18.09	-1.60%	-5.69%
December 31, 2019	$17.80	$16.03	$17.81	$17.22	-0.06%	-6.91%
March 31, 2020	$17.05	$10.88	$17.50	$14.10	-2.57%	-22.84%
June 30, 2020	$14.49	$12.18	$14.89	$13.74	-2.69%	-11.35%
September 30, 2020	$14.59	$13.67	$15.06	$15.00	-3.12%	-8.87%
December 31, 2020	$14.75	$13.39	$15.35	$14.82	-3.91%	-9.63%
March 31, 2021	$15.22	$14.24	$15.33	$15.24	-0.72%	-6.56%
June 30, 2021	$15.95	$14.86	$15.40	$15.22	3.57%	-2.37%
September 30, 2021	$16.32	$14.55	$15.24	$14.81	7.09%	-1.76%

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(1)	Based on high and low closing market price for the respective quarter.

(2)	Based on the net asset value calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).

(3)	Calculated based on the information presented.

The last reported sale price, net asset value per share and percentage discount to net asset value per share of the common shares as of September 28, 2021 were $14.56, $14.79 and 1.56%, respectively. As of that same date, the Fund had 16,214,577 common shares outstanding and net assets of the Fund were $239,815,745.

THE FUND

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized as a Maryland corporation on June 22, 2016. On September 27, 2016, the Fund issued an aggregate of 10,500,000 shares of its common stock in its initial public offering. Pursuant to an overallotment option, the Fund issued an additional 508,519 shares of its common stock for a total of 11,008,519 shares. In December 2019, the Fund issued 2,371,081 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund issued 472,995 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund also issued 2,200,000 shares of 4.375% Series A Preferred Stock, and an additional 200,000 shares pursuant to an overallotment option, for a total of 2,400,000 shares, in a public offering. In October 2021, the Fund also issued 2,926,441 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares.

The Fund’s currently outstanding common stock is, and common stock offered in this Prospectus and any applicable prospectus supplement will be, listed on the New York Stock Exchange (the “NYSE”) under the symbol “OPP,” and the Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “OPPPRA.” The Fund’s principal office is located at 433 W. Van Buren Street, 1150-E, Chicago, IL 60607 and its telephone number is (312) 832-1440.

The following table provides information about the Fund’s outstanding securities as of September 28, 2021:

Title of Class	Amount Authorized	Amount Held by the Fund or for Its Account	Amount Outstanding
Common Shares	50,000,000	-	16,214,577
Series A Preferred Stock	2,530,000		2,400,000

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THE OFFERING

The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus. See “Description of the Fund’s Securities.” See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such Rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

The Fund may offer Common Shares or Preferred Shares on an immediate, continuous or delayed basis. Offerings of Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below net asset value. See “Risks—Associated with Additional Offerings.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Fund expects to invest the net proceeds from any sales of Securities in accordance with the Fund’s investment objective and policies as stated below, or use such proceeds for other general corporate purposes within approximately three months of receipt of such proceeds. Pending any such use, the proceeds may be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to common shareholders.

The Fund may use the net proceeds from the offering to call, redeem or repurchase shares of its Series A Preferred Stock. The Series A Preferred Stock generally may not be called for redemption at the option of the Fund prior to November 15, 2025. The Fund reserves the right, however, to redeem the Series A Preferred Stock at any time if it is necessary, in the judgment of the Board, to maintain its status as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. The distribution rate on the Series A Preferred Stock is 4.375%.

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INVESTMENT OBJECTIVE, STRATEGIES AND POLICIES

The information in “Investment Objective, Strategies and Policies” is set forth in the Fund’s annual report on Form N-CSR for the year ended June 30, 2021 in the section entitled “Summary of Updated Information Regarding the Fund”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

The following disclosure is added to the section entitled "Summary of Updated Information Regarding the Fund - Principal Investment Strategies and Policies - Tactical Closed-End Fund Income Strategy" set forth in the Fund's annual report on Form N-CSR for the year ended June 30, 2021:

The Fund anticipates that its SPAC investments will be primarily composed of: (i) units issued by SPACs comprised of common stock and warrants to purchase common stock; (ii) common stock issued by SPACs, including "founder" shares; and (iii) warrants to purchase common stock, including "founder" warrants. In addition, the Fund's SPAC investments could also consist of debt instruments issued by SPACs; securities of other investment companies that primarily invest in SPACs; and securities of SPACs that have completed a business combination transaction with an operating company within the last two calendar years.

The Fund's SPAC investments may be obtained (among other means) through initial public offerings ("IPOs") of SPACs; secondary market transactions; private placements, including private investment in public equity ("PIPE") transactions and investments in vehicles formed by SPAC sponsors to hold founder shares and founder warrants; and/or forward purchase agreements pursuant to which investors commit to purchasing a SPAC's securities to the extent the SPAC requires additional funding at the time of a business combination. Through its investments in SPACs, the Fund will seek to (i)obtain attractive risk-adjusted investment returns, and (ii) derive value from buying and selling SPAC securities to take advantage of pricing discrepancies in the SPAC market (e.g., the difference between the price of a SPAC security and the pro rata value of the SPAC's trust account).

The SPACs in which the Adviser may invest may focus on a broad range of industries and sectors and may generally pursue initial business combinations in any business, industry or geographic location, including outside of the United States. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their securities' prices.

INVESTMENT PHILOSOPHY AND PROCESS

The Adviser allocates the Fund’s assets between the Tactical Closed-End Fund Income Strategy and the Opportunistic Income Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Multi-Manager Risk.”

Tactical Closed-End Fund Income Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy invests in closed-end funds to take advantage of pricing discrepancies in the closed-end fund market.

In selecting closed-end funds, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds by identifying pricing aberrations. The Adviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a closed-end fund and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

•	Using proprietary quantitative models, the Adviser seeks to identify closed-end funds that are trading at compelling absolute and/or relative discounts.

•	The Adviser will attempt to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

•	The Adviser pursues investments in closed-end funds that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

•	The Adviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

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Shareholder Activism

•	In assessing the attractiveness of an investment in a closed-end fund, the Adviser assesses a closed-end fund’s susceptibility to dissident or activist activity and analyzes the composition of the fund’s shareholder register. The Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

Opportunistic Income Strategy. The term “opportunistic” is used to indicate that the portion of this strategy’s Managed Assets devoted to any particular asset class will vary depending on the Subadviser’s view of what investments offer potentially attractive risk-adjusted returns under then-existing market conditions.

With respect to its investments in mortgage-backed securities, the Subadviser utilizes a unique investment process that first examines the macroeconomic status of the mortgage-backed sector. This analysis includes reviewing information regarding interest rates, yield curves and spreads, credit analysis of the issuers and a general analysis of the markets generally. From this detailed analysis, along with assessment of other economic data including market trends, unemployment data and pending legislation, the Subadviser identifies subsectors within the mortgage sector that the Subadviser believes offer the highest potential for return. The Subadviser then applies a qualitative analysis that evaluates market trends and portfolio analytics, including looking at factors such as duration, level of delinquencies, default history and recovery rates. Finally, the Subadviser performs a quantitative analysis of the potential investment, essentially performing a stress test of the potential investment’s underlying portfolio of mortgages. Only when a potential investment has passed the Subadviser’s screening will it be added to the strategy’s portfolio.

The Subadviser allocates the Opportunistic Income Strategy assets among market sectors, and among investments within those sectors, in an attempt to construct a portfolio providing a high level of current income and the potential for capital appreciation consistent with what the Subadviser considers an appropriate level of risk in light of market conditions prevailing at the time. Implementation of portfolio asset allocation decisions is made by the Subadviser’s portfolio managers after consultation with the Subadviser’s Fixed Income Asset Allocation Committee, a committee consisting of portfolio managers and analysts which contributes to fixed-income asset allocation decisions made on behalf of the Fund by the Subadviser. The Subadviser will select investments over time to implement its long-term strategic investment view. It also will buy and sell securities opportunistically in response to short-term market, economic, political, or other developments or otherwise as opportunities may present themselves. In selecting individual securities for investment by the Fund, the Subadviser uses a bottom-up security selection process, reflecting in-depth research and analysis. The Subadviser will manage the Opportunistic Income Strategy of the Fund under an integrated risk management framework overseen by the Fund’s portfolio management team and the Subadviser’s risk management committee.

Portfolio securities in the Opportunistic Income Strategy may be sold at any time. Sales may occur when the Subadviser determines to take advantage of a better investment opportunity, because the Subadviser believes the portfolio securities no longer represent relatively attractive investment opportunities, because the Subadviser perceives a deterioration in the credit fundamentals of the issuer, or because the Subadviser believes it would be appropriate for other investment reasons, such as to adjust the duration or other characteristics of the investment portfolio.

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USE OF LEVERAGE

The information in “Use of Leverage” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2021 in the section entitled “Summary of Updated Information Regarding the Fund”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

RISKS

The information in “Risks” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2021 in the section entitled “Summary of Updated Information Regarding the Fund – Risk Factors”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

The LIBOR Risk and SPAC Risks disclosure set forth in the section entitled "Summary of Updated Information Regarding the Fund - Risk Factors" in the Fund's Form N-CSR for the year ended June 30, 2021 are replaced with the following:

LIBOR Risk. The Fund’s or the Underlying Funds’, interest payment obligations and financing terms may be based on floating rates, such as the London Interbank Offered Rate (“LIBOR”). In July of 2017, the head of the UK Financial Conduct Authority ("FCA") announced a desire to phase out the use of LIBOR by the end of 2021. The FCA and ICE Benchmark Administrator have since announced that most LIBOR settings will no longer be published after December 31, 2021 and a majority of U.S. dollar LIBOR settings will cease publication after June 30, 2023. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing Secured Overnight Financial Rate Data ("SOFR") that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are slowly developing in response to these new reference rates. Uncertainty related to the liquidity impact of the change in rates, and how to appropriately adjust these rates at the time of transition, poses risks for the Fund. The expected discontinuation of LIBOR could have a significant impact on the financial markets in general and may also present heightened risk to market participants, including public companies, investment advisers, investment companies, and broker-dealers. The risks associated with this discontinuation and transition will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Fund or the Underlying Funds until new reference rates and fallbacks for both legacy and new instruments and contracts are commercially accepted and market practices become settled.

The transition process might lead to increased volatility and illiquidity in markets for instruments whose terms currently include LIBOR. It could also lead to a reduction in the value of some LIBOR-based investments. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the completion of the transition. All of the aforementioned may adversely affect the Fund’s performance or NAV.

SPAC Risks. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. Unless and until an acquisition is completed, a SPAC generally invests its assets (less an amount to cover expenses) in U.S. government securities, money market fund securities and cash. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Accordingly, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their prices. If an acquisition that meets the requirements for the SPAC is not completed within a predetermined period of time, the invested funds are returned to the entity’s shareholders. Investments in SPACs may be illiquid and/or be subject to restrictions on resale. To the extent the SPAC is invested in cash or similar securities, this may impact a Fund’s ability to meet its investment objective.

The officers and directors of a SPAC may operate multiple SPACs and could have conflicts of interest in determining to which SPAC a particular business opportunity should be presented. In such circumstances, there can be no assurance that a given business opportunity would be presented to the SPAC in which the Fund holds an investment.

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. You should carefully consider these risks and uncertainties as well as the other information described in this Prospectus (as incorporated by reference) and in any applicable prospectus supplement before you decide whether to invest in the Fund. In addition, the SAI contains further information regarding the risks associated with an investment in the Fund. The risks in these documents are not the only risks that the Fund may face, and the Fund may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of these risks occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the Fund’s NAV and the trading price of its securities could decline, and you may lose all or part of your investment.

MANAGEMENT OF THE FUND

Board of Directors

The Fund’s Board of Directors has overall responsibility for management of the Fund. The Board of Directors decides upon matters of general policy and generally oversees the actions of the Adviser, the Subadviser and the other service providers of the Fund. The name and business address of the Board of Directors and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Investment Adviser

RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”), a registered investment adviser, is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation. Subject to the ranges noted above, the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. RiverNorth, founded in 2000, is a wholly-owned subsidiary of RiverNorth Financial Holdings LLC and is located at 433 W. Van Buren Street, 1150-E, Chicago, IL 60607. As of August 31, 2021, RiverNorth managed approximately $5.5 billion for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. See “Management of the Fund” in the SAI.

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Subadviser

DoubleLine® Capital LP is the Fund’s subadviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy. Founded in 2009, the Subadviser is located at 333 South Grand Avenue, 18th Floor, Los Angeles, California 90071. The Subadviser is registered with the SEC and as of June 30, 2021, manages over $137 billion for individuals and institutions. The Subadviser was founded by Jeffrey E. Gundlach in December 2009.

Portfolio Management

Patrick W. Galley, CFA is a co-portfolio manager of the Tactical Closed-End Fund Income Strategy for the Fund. Mr. Galley is the Chief Investment Officer and Chief Executive Officer for the Adviser. Mr. Galley heads the Adviser’s research and investment team and oversees all portfolio management activities at the Adviser. Mr. Galley serves as the President and Chairman of the RiverNorth Funds, a mutual fund complex for which RiverNorth serves as the investment adviser, as well for several other closed-end funds advised by the Adviser. Prior to joining the Adviser in 2004, he was most recently a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA is a co-portfolio manager of the Tactical Closed-End Fund Income Strategy for the Fund. Mr. O’Neill conducts qualitative and quantitative analysis of closed-end funds and their respective asset classes at RiverNorth. Prior to joining RiverNorth Capital in 2007, Mr. O’Neill was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in Finance. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute, and is a member of the CFA Society of Chicago.

Jeffrey E. Gundlach is a co-portfolio manager of the Opportunistic Income Strategy for the Fund. Mr. Gundlach is the founder, Chief Executive Officer and Chief Investment Officer of the Subadviser. He is also the Chairman of the Subadviser’s Fixed Income Asset Allocation Committee. Mr. Gundlach is a graduate of Dartmouth College, summa cum laude, with degrees in Mathematics and Philosophy. He attended Yale University as a Ph.D. candidate in Mathematics.

Jeffrey J. Sherman is a co-portfolio manager of the Opportunistic Income Strategy for the Fund. Mr. Sherman joined the Subadviser in December 2009. He is the Deputy Chief Investment Officer, participates on the Fixed Income Asset Allocation Committee and is a portfolio manager for derivative-based and multi-asset strategies. Mr. Sherman holds a B.S. in Applied Mathematics from the University of the Pacific and an M.S. in Financial Engineering from the Claremont Graduate University. He is a CFA charterholder.

The Fund’s SAI provides information about the compensation received by the portfolio managers of the Fund, other accounts that they manage and their ownership of the Fund’s equity securities.

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Investment Advisory and Subadvisory Agreements

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Fund’s Board of Directors. The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the services it provides.

In addition to the fees of the Adviser, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser or the Subadviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

Pursuant to a Subadvisory Agreement, the Adviser has delegated daily management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy to the Subadviser, who is paid by the Adviser and not the Fund. The Adviser (and not the Fund) has agreed to pay the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.50% of the Fund’s average daily Managed Assets for the service it provides.

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and common shareholders, on the other. Because leverage costs are borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by common shareholders and not by holders of Preferred Shares or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board of Directors’ most recent renewal of the Fund’s Investment Advisory and Subadvisory Agreements is provided in the Fund’s semi-annual shareholder report for the period ended December 31, 2020.

In addition, under a License Agreement, the Subadviser has consented to the use by the Fund of the identifying word or name “DoubleLine” in the name of the Fund, and to the use of certain associated trademarks in accordance with the terms of the License Agreement. Such consent is conditioned upon the employment of the Subadviser or a designated affiliate or related party thereof as investment subadviser to the Fund under the Subadvisory Agreement.

The license will continue until the expiration or termination of the Subadvisory Agreement, or until earlier terminated pursuant to the License Agreement. If at any time the Fund ceases to employ the Subadviser or a designated affiliate or related party as investment subadviser of the Fund under the Subadvisory Agreement, the Fund will be required to cease using the word or name “DoubleLine” in the name of the Fund, and cease making use of the associated trademarks, as set forth in the License Agreement.

NET ASSET VALUE

Net asset value per share (“NAV”) is determined daily as of the close of the regular trading session on the NYSE (usually 4:00 p.m. Eastern time). Net asset value is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding Preferred Shares, by the total number of common shares outstanding.

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The Fund’s assets, including its investments in Underlying Funds, are generally valued at their market value using market quotations. The Fund may use independent pricing services to provide market quotations. Prices obtained from independent pricing services use various observable inputs, including, but not limited to, information provided by broker-dealers, pricing formulas, such as dividend discount models, option valuation formulas, estimates of market values obtained from yield data relating to investments or securities with similar characteristics and discounted cash flow models that might be applicable. If a market valuation for a security is unavailable or deemed to be an unreliable indicator of current market value, the Fund will seek to obtain a broker quote from an external data vendor or directly from broker-dealers. Certain fixed income securities purchased on a delayed delivery basis are marked-to-market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost; however, securities with a demand feature exercisable within seven days are generally valued at par. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. If market quotations are not available or, in the Adviser or Subadviser’s opinion, market quotations do not reflect market value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects market value, the security will be valued at fair value according to policies approved by the Fund’s Board of Directors. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the security may need to be fair valued using the Fund’s fair value pricing policies. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. The Fund invests in Underlying Funds. The Fund’s NAV is calculated based, in part, upon the market prices of the Underlying Funds in its portfolio, and the prospectuses of those companies explain the circumstances under which they will use fair value pricing and the effects of doing so.

DIVIDENDS AND DISTRIBUTIONS

The Fund has implemented a level distribution policy (the “Level Distribution Policy). Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 12.50% of the average of the Fund’s NAV per share (the “Distribution Amount”) as reported for the final five trading days of the preceding calendar year. The Board may amend the Level Distribution Policy, the Distribution Amount or distribution intervals, or the Fund may cease distributions entirely, at any time, without prior notice to common shareholders. The Fund’s intention under the Level Distribution Policy is that monthly distributions paid to common shareholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes).

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with shareholders having the option to receive additional common shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to common shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually

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Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares are outstanding, the Fund may not declare any cash dividend or other distribution on its common shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the net asset value of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the common shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its common shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

Senior Securities

The following table sets forth certain information regarding the Fund’s Senior Securities as of the end of each of the Fund’s prior fiscal periods since the Fund’s inception. This information about the Fund's senior securities should be read in conjunction with the Fund's audited financial statements and related notes thereto, which are incorporated by reference into the statement of additional information. The report of the Fund's independent registered public accounting firm, Cohen & Company, Ltd., on the senior securities table is attached as an exhibit to the registration statement of which this prospectus is a part. The Fund’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act.

Senior Securities Representing Indebtedness

Period/Fiscal Year Ended	Senior Securities	Average Amount Outstanding		Asset Coverage		Involuntary Liquidating Preference per Unit	Average Market Value Per Unit (4)
June 30, 2021	Credit Facility	$21,000,000	(1)	$14,563	(2)	$--	$--
	Series A Cumulative Preferred Stock	$60,000,000		$119	(3)	$25.00	$24.44
June 30, 2020	Credit Facility	$65,500,000	(1)	$4,046	(2)	$--	$--
June 30, 2019	Credit Facility	$73,500,000	(1)	$3,711	(2)	$--	$--
June 30, 2018	Credit Facility	$73,500,000	(1)	$3,811	(2)	$--	$--
June 30, 2017 (5)	Credit Facility	$71,500,000	(1)	$4,090	(2)	$--	$--

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(1)	Average amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.

(2)	The asset coverage ratio for the Credit Facility is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000.

(3)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Preferred Stock, the asset coverage per unit figure is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25).

(4)	Represents the average of the daily closing market price per share as reported on the NYSE during the respective period.

(5)	For the period September 28, 2016, commencement of operations, to June 30, 2017.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan commonly referred to as an “opt-out” plan. Unless the registered owner of common shares elects to receive cash by contacting DST Systems, Inc., (844) 569-4750 (the “Plan Administrator”), all dividends declared on common shares will be automatically reinvested by the Plan Administrator for shareholders in the Fund’s Automatic Dividend Reinvestment Plan (the “Plan”), in additional common shares. Common shareholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record (or, if the common shares are held in street or other nominee name, to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers may automatically elect to receive cash on behalf of common shareholders and may re-invest that cash in additional common shares. Reinvested Dividends will increase the Fund’s Managed Assets on which the management fee is payable to the Adviser (and by the Adviser to the Subadviser).

Whenever the Fund declares a Dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in common shares. The common shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized common shares from the Fund (“Newly Issued Common Shares”) or (ii) by purchase of outstanding common shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on the payment date for any Dividend, the closing market price plus estimated brokerage commissions per common share is equal to or greater than the net asset value per common share, the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Dividend by the Fund’s net asset value per common share on the payment date. If, on the payment date for any Dividend, the net asset value per common share is greater than the closing market value plus estimated brokerage commissions (i.e., the Fund’s common shares are trading at a discount), the Plan Administrator will invest the Dividend amount in common shares acquired on behalf of the participants in Open-Market Purchases.

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In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the common shares trade on an “ex-dividend” basis or 30 days after the payment date for such Dividend, whichever is sooner (the “Last Purchase Date”), to invest the Dividend amount in common shares acquired in Open-Market Purchases. It is contemplated that the Fund will pay monthly income Dividends. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per common share exceeds the net asset value per common share, the average per common share purchase price paid by the Plan Administrator may exceed the net asset value of the common shares, resulting in the acquisition of fewer common shares than if the Dividend had been paid in Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the net asset value per common share at the close of business on the Last Purchase Date.

The Plan Administrator maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

Beneficial owners of common shares who hold their common shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. In the case of common shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of common shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

There will be no brokerage charges with respect to common shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends, even though such participants have not received any cash with which to pay the resulting tax. See “U.S. Federal Income Tax Matters” below. Participants that request a sale of common shares through the Plan Administrator are subject to brokerage commissions.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator at DST Systems, Inc., 333 West 9th Street, 2nd Floor, Kansas City, Missouri 64105.

DESCRIPTION OF THE FUND’S SECURITIES

The following summary of the terms of the common and preferred shares of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to the Registration Statement.

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The Fund’s authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value per share. The Board has also authorized the issuance of up to 2,530,000 Series A Preferred Stock.

In general, shareholders or subscribers for the Fund’s stock have no personal liability for the debts and obligations of the Fund because of their status as shareholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Under the Fund’s Charter, the Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining shareholder approval. Also, the Fund’s Board of Directors, with the approval of a majority of the entire Board, but without any action by the shareholders of the Fund, may amend the Fund’s Charter from time to time to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class or series that the Fund has authority to issue.

Common Stock

The Fund’s common shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights.

Common shareholders are entitled to receive dividends if and when the Board of Directors declares dividends from funds legally available. Whenever Fund Preferred Shares or borrowings are outstanding, common shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, common shares would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of Preferred Shares, if any Preferred Shares are outstanding at such time.

Common shareholders are entitled to one vote per share. All voting rights for the election of directors are noncumulative, which means that, assuming there are no Preferred Shares are outstanding, the holders of more than 50% of the common shares will elect 100% of the directors then nominated for election if they choose to do so and, in such event, the holders of the remaining common shares will not be able to elect any Directors.

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of common shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interest. As of the date of this Prospectus, the Fund has no plans to classify or reclassify any unissued shares of common stock.

The currently outstanding common shares are, and the Common Shares offered in this Prospectus will be, subject to notice of issuance, listed on the NYSE under the trading or “ticker” symbol “OPP,” and the Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “OPPPRA.” Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholders in each year.

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The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such a sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common stockholders. The Fund may, from time to time, seek the consent of common shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of common shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the prospectus supplement relating to any such offering of Common Shares at a price below net asset value. See also “—Subscription Rights” below.

Preferred Stock

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including Preferred Shares, without the approval of common shareholders. Prior to issuance of any shares of Preferred Shares, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interest. The prospectus supplement for any potential offering of Preferred Shares will describe the terms and conditions of those shares, including information regarding the liquidation preference, distribution rate, any optional or mandatory redemption provisions, and whether the Preferred Shares are convertible into common shares.

As of the date of this Prospectus, the Fund has outstanding 2,400,000 shares of 4.375% Series A Preferred Stock. All Series A Preferred Stock have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. The Series A Preferred Stock is rated “A1 (sf)” by Moody’s Investors Service, Inc. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefore, cumulative cash dividends and distributions at the rate of 4.375% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series A Preferred Stock. Dividends and distributions on Series A Preferred Stock accumulate from the date of their original issue, October 23, 2020 and are payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day.

Any issuance of Preferred Shares must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding Preferred Shares. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares would have the right to elect a majority of the Fund’s directors at any time two years’ dividends on any Preferred Shares are unpaid.

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Preferred Shares of the Fund would be senior to the common shares with respect to the payment of dividends and the distributions of the assets of the Fund upon liquidation. In addition, all Preferred Shares of the Fund would be pari passu with one another and junior to the Fund’s senior securities representing indebtedness. See “Use of Leverage”.

The applicable prospectus supplement will set forth whether or not the shares of the Fund’s preferred stock offered in this Prospectus will be listed or traded on any securities exchange. If the shares of the Fund’s preferred stock are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

Redemption, Purchase and Sale of Preferred Shares By the Fund. The terms of any Preferred Shares are expected to provide that (i) they are redeemable by the Fund at any time (either after the date of initial issuance, or after some period of time following initial issuance) in whole or in part at the original purchase price per share plus accumulated dividends per share, (ii) the Fund may tender for or purchase Preferred Shares and (iii) the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of Preferred Shares by the Fund will reduce the leverage applicable to the Common Shares, while any resale of Preferred Shares by the Fund will increase that leverage.

Rating Agency Guidelines. The Series A Preferred Stock is rated by Moody’s.

For as long as Moody’s, or any other rating agency, is rating the Series A Preferred Stock at the Fund’s request, the Fund will use commercially reasonable efforts to maintain assets having in the aggregate a discounted value at least equal to the asset coverage requirements set by the rating agency (“Rating Agency Asset Coverage”) consistent with the then-current ratings of the Series A Preferred Stock. Satisfaction of Moody's Ratings Agency Asset Coverage generally requires the Fund to have eligible assets having in the aggregate a discounted value equal to or in excess of a “Preferred Shares Basic Maintenance Amount.” Generally, the Preferred Shares Basic Maintenance Amount includes the sum of (a) the aggregate liquidation preference of the Fund's preferred shares then outstanding (including the Series A Preferred Stock) and (b) certain accrued and projected payment obligations of the Fund, including without limitation any accrued and projected dividends on its preferred shares then outstanding.

Moody's also has guidelines for calculating discounted value for purposes of determining whether the Moody's Ratings Agency Asset Coverage test is satisfied. These guidelines specify discount factors that the Fund must apply to various types of securities in its portfolio for purposes of calculating whether the discounted value of the Fund's eligible assets is at least equal to the Preferred Shares Basic Maintenance Amount (with the level of discount generally becoming greater as the credit quality of a security becomes lower). In addition, under the Moody's guidelines, certain types of securities (including securities in which the Fund may otherwise invest) are not eligible for inclusion in the calculation of the discounted value of the Fund's portfolio. Such ineligible securities may include, for example, certain privately placed debt securities (other than Rule 144A securities) and debt securities of certain non-U.S. issuers. The Moody's guidelines for calculating discounted value do not impose any limitations on the percentage of the Fund's assets that may be invested in ineligible assets, and the amount of ineligible assets included in the Fund's portfolio at any time may vary depending upon the rating, diversification and other characteristics of the Moody's eligible assets included in the portfolio.

Asset Maintenance Requirements. In addition to the requirements summarized under “—Rating Agency Guidelines” above, the Fund must satisfy asset maintenance requirements under the 1940 Act with respect to its Preferred Shares. Under the 1940 Act, debt or additional preferred shares may be issued only if immediately after such issuance the value of the Fund’s total assets (less ordinary course liabilities) is at least 300% of the amount of any debt outstanding and at least 200% of the amount of any preferred shares and debt outstanding.

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The Fund is and likely will be required under the Articles Supplementary Establishing and Fixing the Rights and Preferences of each series of Preferred Shares to determine whether it has, as of the last business day of each calendar quarter of each year, an “asset coverage” (as defined in the 1940 Act) of at least 200% (or such higher or lower percentage as may be required at the time under the 1940 Act) with respect to all outstanding senior securities of the Fund that are debt or stock, including any outstanding Preferred Shares. If the Fund fails to maintain the asset coverage required under the 1940 Act on such dates and such failure is not cured by a specific time, the Fund may, and in certain circumstances will be required to, mandatorily redeem Preferred Shares sufficient to satisfy such asset coverage.

Distributions. Holders of any fixed rate Preferred Shares are or will be entitled to receive, out of funds legally available therefore, cumulative cash distributions, at an annual rate set forth in the applicable Articles Supplementary or Prospectus Supplement, payable with such frequency as set forth in the applicable Articles Supplementary or Prospectus Supplement. Such distributions accumulate from the date on which such shares are issued.

Restrictions on Dividends and Other Distributions for the Preferred Shares. So long as any Preferred Shares are outstanding, the Fund may not pay any dividend or distribution (other than a dividend or distribution paid in common shares or in options, warrants or rights to subscribe for or purchase common shares) in respect of the common shares or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares (except by conversion into or exchange for shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless:

• the Fund has declared and paid (or provided to the relevant dividend paying agent) all cumulative distributions on the Fund’s outstanding Preferred Shares due on or prior to the date of such common shares dividend or distribution;

• the Fund has redeemed the full number of Preferred Shares to be redeemed pursuant to any mandatory redemption provision in the Fund’s governing documents; and

• after making the distribution, the Fund meets applicable asset coverage requirements described under “Asset Maintenance Requirements” above.

No complete distribution due for a particular dividend period will be declared or made on any series of Preferred Shares for any dividend period, or part thereof, unless full cumulative distributions due through the most recent dividend payment dates therefore for all outstanding series of Preferred Shares of the Fund ranking on a parity with such series as to distributions have been or contemporaneously are declared and made. If full cumulative distributions due have not been made on all outstanding Preferred Shares of the Fund ranking on a parity with such series of Preferred Shares as to the payment of distributions, any distributions being paid on the Preferred Shares will be paid as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of Preferred Shares on the relevant dividend payment date. The Fund’s obligation to make distributions on the Preferred Shares will be subordinate to its obligations to pay interest and principal, when due, on any senior securities representing debt.

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Mandatory Redemption Relating to Asset Coverage Requirements. If the Fund fails to have asset coverage of at least 200% with respect to its preferred stock (including Series A Preferred Shares) as of the close of business on the last business day of each calendar quarter, and such failure is not cured as of the close of business on the date that is 30 calendar days following such business day (the “Asset Coverage Cure Date”), the Fund will fix a redemption date and proceed to redeem the number of shares of preferred stock, including Series A Preferred Shares, as described below at (in the case of Series A Preferred Shares) a price per share equal to the $25.00 per share liquidation preference plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) through the date fixed for redemption by the Board. The Fund will redeem out of funds legally available the number of shares of outstanding preferred stock equal to the lesser of (i) the minimum number of shares of preferred stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having asset coverage of at least 200% and (ii) the maximum number of shares of preferred stock that can be redeemed out of funds expected to be legally available in accordance with the Articles Supplementary, the Fund’s governing documents and applicable law and to the extent permitted by any credit agreement in effect on such date. Notwithstanding the foregoing, in the event that shares of preferred stock are redeemed pursuant to the Articles Supplementary, the Fund may at its sole option, but is not required to, redeem a sufficient number of Preferred Shares, including the Series A Preferred Stock that, when aggregated with other shares of preferred stock redeemed by the Fund, permits the Fund to have with respect to shares of its preferred stock (including Series A Preferred Shares) remaining outstanding after such redemption, asset coverage on such Asset Coverage Cure Date of as much as 285%. The Fund will effect a redemption on the date fixed by the Fund, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of preferred stock which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, the Fund will redeem those shares of preferred stock which the Fund was unable to redeem on the earliest practicable date on which the Fund is able to effect such redemption.

Optional Redemption. Prior to November 15, 2025, the Series A Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board, to maintain the Fund’s status as a RIC under Subchapter M of the Internal Revenue Code of 1986. On or after November 15, 2025 (any such date, an “Optional Redemption Date”), the Fund may redeem in whole or from time to time in part outstanding Series A Preferred Shares at a redemption price per share equal to the liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the Optional Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon).

Redemption Procedures. The Fund will file a notice of its intention to redeem Preferred Shares with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If the Fund shall determine to or be required to redeem, in whole or in part, Preferred Shares, including the Series A Preferred Stock, it will deliver a notice of redemption (“Notice of Redemption”) by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Preferred Shares to be redeemed. A Notice of Redemption will be provided not more than 45 calendar days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). The Redemption Date will be not less than 30 calendar days and not more than 90 calendar days following the date that the Notice of Redemption is provided to the holders of Preferred Shares. If fewer than all of the outstanding Preferred Shares are to be redeemed pursuant to either the asset coverage mandatory redemption provisions or the optional redemption provisions, the Preferred Shares to be redeemed will be selected either (i) pro rata among the Preferred Shares, or (ii) by lot. If fewer than all Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of Preferred Shares to be redeemed from such holder or the method of determining such number. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Fund will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.

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Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of Preferred Shares then outstanding will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights. Except for matters that do not require the vote of holders of Preferred Shares under the 1940 Act and except as otherwise provided in the Fund’s Charter or Bylaws, the applicable Articles Supplementary, or as otherwise required by applicable law, each holder of Preferred Shares will be entitled to one vote for each Preferred Share held by such holder on each matter submitted to a vote of stockholders of the Fund. Except as otherwise provided herein or in the Articles Supplementary, the holders of outstanding shares of preferred stock, including the Series A Preferred Shares, will vote together with holders of the Fund’s Common Shares as a single class.

In addition, the holders of the Fund’s preferred stock, including the Series A Preferred Shares, voting as a separate class, will have the right to elect two members of the Board (the “Preferred Directors”) at all times (regardless of the total number of directors serving on the Board). The holders of outstanding Common Shares together with the holders of outstanding shares of the Fund’s preferred stock, voting together as a single class, will elect the remaining members of the Board.

Notwithstanding the foregoing, if (i) at the close of business on any dividend payment date for dividends on any outstanding share of any preferred stock, including any outstanding Series A Preferred Shares, accumulated dividends (whether or not earned or declared) on the shares of preferred stock, including the Series A Preferred Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the dividend disbursing agent or other applicable paying agent for the payment of such accumulated dividends; or (ii) at any time holders of any shares of Series A Preferred Shares are entitled under the 1940 Act to elect a majority of the Fund’s directors (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting the Board will automatically be increased by the smallest number of directors (each, a “New Preferred Director”) that, when added to the two Preferred Directors, would constitute a majority of the Board as so increased by such smallest number. The terms of office of the persons who are directors at the time of that election will not be affected by the election of the New Preferred Directors. If the Fund thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock, including the Series A Preferred Shares, for all past dividend periods, or the Voting Period is otherwise terminated, (i) the voting rights stated above shall cease, subject always, however, to the re-vesting of such voting rights in the holders of shares of Series A Preferred Shares upon the further occurrence of any of the events described above, and (ii) the terms of office of all of the New Preferred Directors will terminate automatically.

Except as otherwise permitted by the terms of the applicable Articles Supplementary, so long as any Preferred Shares are outstanding, the Fund may not, without the affirmative vote or consent of the holders of at least two-thirds of the Preferred Shares of all series outstanding at the time (including the Series A Preferred Shares), voting together as a separate class, amend, alter or repeal the provisions of the Fund’s Charter or the Articles Supplementary so as to materially and adversely affect any preference, conversion or other right, voting power, restriction, limitation as to dividends, qualification or term and condition of redemption of such Preferred Shares or the holders thereof. Except as otherwise permitted by the applicable Articles Supplementary, in the event that more than one series of Preferred Shares are outstanding, the Fund generally may not, without the affirmative vote or consent of the holders of at least two-thirds of the applicable series, voting as a separate class, effect any of the actions set forth above so as to materially and adversely affect any preference, right or power of such series or the holders thereof. In addition, no amendment, alteration or repeal of the obligation of the Fund to accumulate dividends at the applicable dividend rate for the Preferred Shares shall be effected without the prior unanimous vote or consent of the holders of applicable Preferred Shares. So long as any Preferred Shares are outstanding, the Fund will not, without the affirmative vote or consent of at least two-thirds of the holders of the Preferred Shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. No vote of the holders of Common Shares will be required to amend, alter or repeal the provisions of the applicable Articles Supplementary.

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Unless a higher percentage is provided for in the Fund’s Charter, the affirmative vote of the holders of at least a “majority of the shares of the Fund’s preferred stock,” including the shares of the Series A Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of the Fund’s security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of preferred stock.

Unless otherwise required by law or the Fund’s Charter, holders of Preferred Shares, including the Series A Preferred Shares, will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the applicable Articles Supplementary. The holders of Series A Preferred Shares have no rights to cumulative voting. In the event that the Fund fails to declare or pay any dividends on the Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.

Subscription Rights

The Fund may issue Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). Rights may be issued independently or together with any other offered Security and may or may not be transferable by the person purchasing or receiving the Rights. In connection with a Rights offering to common and/or preferred shareholders, the Fund would distribute certificates evidencing the Rights and a prospectus supplement, containing all of the material terms of the Rights agreement relating to such Rights (the “Subscription Rights Agreement”), to the Fund’s common or preferred shareholders, as applicable, as of the record date that the Fund sets for determining the shareholders eligible to receive Rights in such Rights offering. For complete terms of the Rights, please refer to the actual terms of such Rights, which will be set forth in the Subscription Rights Agreement.

The applicable prospectus supplement would describe the following terms of Rights in respect of which this Prospectus is being delivered:

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•	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription Rights;

•	the exercise price for such Rights (or method of calculation thereof);

•	the number of such Rights issued in respect of each common share;

•	the number of Rights required to purchase a single Preferred Share;

•	the extent to which such Rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such Rights;

•	the date on which the right to exercise such Rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such Rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right the Fund may have in connection with such Rights offering;

•	the expected trading market, if any, for Rights; and

•	any other terms of such Rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such Rights.

Exercise of Rights. Each Right would entitle the holder of the Right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the Rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such Rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised Rights would become void.

Upon expiration of the Rights offering and the receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the Rights agent or any other office indicated in the prospectus supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Subscription Rights to Purchase Common and Preferred Stock

The Fund may issue Rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that Rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three Rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its Rights.

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The Common Shares and Preferred Shares issued pursuant to the exercise of any such Rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of Rights to purchase Common Shares and Preferred Shares.

CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW

The following summary of certain provisions of the Maryland General Corporation Law (the “MGCL”) and of the Charter and Bylaws of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are exhibits to the Registration Statement.

General

The MGCL and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving common shareholders of an opportunity to sell their common shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the common shares required to obtain such control, promote continuity and stability and enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

The Board of Directors has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Board of Directors is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes will expire at the first, second and third annual meetings of shareholders, respectively, and, in each case, until their successors are duly elected and qualify. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors will be elected by the shareholders. A classified Board of Directors promotes continuity and stability of management but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board of Directors will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board of Directors.

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Election of Directors

The MGCL provides that, unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board of Directors in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board of Directors may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 12 directors.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election (i.e., when the Fund has at least three independent directors and the common shares are registered under the Securities Exchange Act of 1934), to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of Preferred Shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a shareholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board of Directors. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors and the favorable vote of the holders of at least two-thirds of the common shares and Preferred Shares (if any) entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

•	a “Business Combination,” which includes the following:

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•	a merger, consolidation or statutory share exchange of the Fund with or into another person;

•	an issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or

•	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

•	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

•	the conversion of the Fund from a closed-end company to an open-end company (except pursuant to the contingent conversion feature), and any amendments necessary to effect the conversion; or

•	unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which shareholder approval is required under federal or Maryland law.

However, the common shareholder vote described above will not be required with respect to the foregoing transactions (other than those as to which common shareholder approval is required under federal or Maryland law) if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). In that case, if Maryland law requires common shareholder approval, the affirmative vote of a majority of the votes entitled to be cast thereon by common shareholders of the Fund will be required. In addition, if the Fund has any Preferred Shares outstanding, the holders of a majority of the outstanding Preferred Shares voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Shares, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

In no event will the foregoing provisions affect shareholder rights under the 1940 Act to approve or terminate an advisory contract of the Fund (either of which may be effectuated by Fund shareholders without the need for approval of any Continuing Director or other member of the Board of Directors).

“Continuing Director” means any member of the Board of Directors who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since August 17, 2016, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

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“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors to advise, approve, adopt or authorize any of the following:

•	the election and removal of officers;

•	the nomination of candidates to the Board of Directors (including the election of directors to fill vacancies on the Board of Directors resulting from the increase in size of the Board of Directors or the death, resignation or removal of a director, in which case the affirmative vote of two-thirds of the remaining directors in office shall be required);

•	the creation of and delegation of authority and appointment of members to committees of the Board of Directors;

•	amendments to the Fund’s Bylaws (which may only be effected by the Board of Directors, not the common shareholders);

•	Charter amendments (except for the provisions relating to the contingent conversion feature) and any other action requiring common shareholder approval; and

•	entering into, terminating or amending an investment advisory agreement.

The Board of Directors has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the common shareholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions. See also “Conversion to Open-End Fund.”

Action by Shareholders

Under the MGCL, common shareholder action can be taken only at an annual or special meeting of common shareholders or, unless the charter provides for common shareholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a common shareholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a common shareholder proposal until the next annual meeting.

Procedures for Shareholder Nominations and Proposals

The Fund’s Bylaws provide that any common shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of common shareholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board of Directors believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to common shareholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of common shareholders generally. Similarly, adequate advance notice of common shareholder proposals will give management time to study such proposals and to determine whether to recommend to the common shareholders that such proposals be adopted. For common shareholder proposals to be included in the Fund’s proxy materials, the common shareholder must comply with all timing and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of common shareholders may be called by the Board of Directors or by certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the common shareholders requesting the meeting, a special meeting of common shareholders will be called by the Fund’s Secretary upon the written request of common shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that common shareholders will not be entitled to exercise appraisal rights, unless the Fund’s Board of Directors determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proven that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter delegates the Fund, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, and that it shall advance expenses to such persons prior to a final disposition of an action. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of common shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 50,000,000 common shares, and authorizes a majority of the Fund’s Board of Directors, without common shareholder approval, to increase the number of authorized common shares and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. The issuance of capital stock or any class or series thereof without common shareholder approval may be used by the Fund’s Board of Directors consistent with its duties to deter attempts to gain control of the Fund. Further, the Board of Directors could authorize the issuance Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

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Anti-Takeover Provisions of Maryland Law

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

The Fund has elected to be subject to a requirement that a vacancy on the Board of Directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and, otherwise, retains its right to opt into any of the other provisions. The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless the Board of Directors has affirmatively elected to be subject to the MBCA by a resolution. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested shareholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation

•	A person is not an interested shareholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

Maryland Control Share Acquisition Act

The Fund, in its Charter, has exempted all of its shares from the application of the Maryland Control Share Acquisition Act (the “MCSAA”). In order to avail itself of the provisions of this Act, the Charter would have to be amended (which would require the approval of the holders of at least a majority of the votes entitled to be cast) and the Board of Directors would have to affirmatively elect to be subject to the MCSAA by a resolution. Any such election, however, would not apply to any person who had become a holder of control shares (as defined below) before the time that the resolution was adopted.

The MCSAA provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

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•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Potentially inhibiting a closed-end investment company’s ability to utilize the MCSAA is Section 18(i) of the 1940 Act which provides that “every share of stock . . . issued by a registered management company . . . shall be a voting stock and have equal voting rights with every other outstanding voting stock,” thereby preventing the Fund from issuing a class of shares with voting rights that vary within that class. There are currently different views, however, on whether or not the MCSAA conflicts with Section 18(i) of the 1940 Act. One view is that implementation of the MCSAA would conflict with the 1940 Act because it would deprive certain shares of their voting rights. Another view is that implementation of the MCSAA would not conflict with the 1940 Act because it would limit the voting rights of shareholders who choose to acquire shares of stock that put them within the specified percentages of ownership rather than limiting the voting rights of the shares themselves.

The Fund exempted its shares from the MCSAA in light of a November 15, 2010 letter from the staff of the SEC’s Division of Investment Management that took the position that a closed-end fund, by opting in to the MCSAA, would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. However, on May 27, 2020, the staff of the SEC’s Division of Investment Management published an updated statement (the “2020 Control Share Statute Relief”) withdrawing the November 15, 2010 letter and replacing it with a new no-action position allowing a closed-end fund under Section 18(i) to opt-in to the MCSAA, provided that the decision to do so was taken with reasonable care in light of (1) the board’s fiduciary duties, (2) applicable federal and state law, and (3) the particular facts and circumstances surrounding the action. The 2020 Control Share Statute Relief reflects only the enforcement position of the Staff and is not binding on the SEC or any court, however, the limited judicial precedent that exists supports closed-end funds’ ability to utilize control share statutes.

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If the Fund were to amend its Charter and subsequently elect to be subject to the MCSAA, it would not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction or (b) to acquisitions approved or exempted by the Fund’s Charter or the Fund’s Bylaws.

REPURCHASE OF SHARES

Shares of closed-end funds often trade at a discount to net asset value, and the Fund’s shares may also trade at a discount to their net asset value, although it is possible that they may trade at a premium above net asset value. The market price of the common shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s net asset value, general market and economic conditions and other factors beyond the control of the Fund.

Although common shareholders will not have the right to redeem their shares, the Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at net asset value. During the pendency of any tender offer, the Fund will publish how common shareholders may readily ascertain the net asset value. Repurchase of the common shares may have the effect of reducing any market discount to net asset value.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their net asset value. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to pursue its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and its shareholders. The Board of Directors currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, and the impact of any action on the Fund and market considerations. Such a decision is a matter on which the Board would exercise its fiduciary judgment, and the Board will consider other factors that may be relevant at the time it considers the matter. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act.

RIGHTS OFFERINGS

The Fund has in the past and may in the future, and at its discretion, choose to make offerings of Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares and/or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). A future Rights offering may be transferable or non-transferable. Any such future Rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s Board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

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CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end investment company at any time if approved by the Board of Directors and the shareholders. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” for a discussion of the voting requirements applicable to conversion of the Fund to an open-end investment company and any related Charter amendments. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares then outstanding (possibly requiring in turn that it liquidate a portion of its investment portfolio). Conversion to open-end status could also require the Fund to modify certain investment restrictions and policies. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Board of Directors may at any time (but is not required to) propose conversion of the Fund to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of common shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks and other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws.

The Fund has elected to be treated, and to qualify each year, as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a maximum rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis, and taking into account certain deferrals and elections), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years on which the Fund paid no federal income tax. The Fund generally intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution and therefore, under normal circumstances, does not expect to be subject to this excise tax. However, the Fund may also decide to distribute less and pay the federal excise taxes.

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If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which would generally be eligible for the dividends received deduction available to corporate shareholders, and non-corporate shareholders would generally be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation, provided in each case that certain holding period and other requirements are satisfied.

A common shareholder will have all dividends and distributions automatically reinvested in shares of common stock of the Fund (unless the shareholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, all dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. However, a portion of such distributions derived from certain corporate dividends, if any, may qualify for either the dividends received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code, provided in each case certain holding period and other requirements are met. Distributions of net capital gain, if any, that are properly reported by the Fund are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund designates such dividends as qualified dividend income or as eligible for the dividends received deduction, then the Fund is permitted in turn to designate a portion of its distributions as qualified dividend income and/or as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund. Distributions of investment company taxable income that are attributable to qualified REIT dividends received by the Fund may be designated by the Fund as Section 199A dividends, which may be taxed to individuals and other non-corporate shareholders at a reduced effective federal income tax rate.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund can provide no assurance regarding the portion of its dividends that will qualify for the dividends received deduction, for qualified dividend income treatment or treatment as Section 199A dividends.

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The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional common shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above net asset value, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

Certain of the investment practices of the Fund or an Underlying Fund are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund or an Underlying Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vi) produce income that will not be qualifying income for purposes of the 90% income test and (vii) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

The Fund will not be able to offset gains distributed by one Underlying Fund in which it invests against losses realized by another Underlying Fund in which the Fund invests. Redemptions of shares in an Underlying Fund, including those resulting from changes in the allocation among Underlying Funds, could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund. Further, a portion of losses on redemptions of shares in the Underlying Funds may be deferred under the wash sale rules. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

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Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the Fund’s characterization of such investments were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes.

The Fund or an Underlying Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of the value of the Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect to “pass through” to its shareholders the amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than one year and short-term if it is one year or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Because the Fund does not expect to distribute dividends that would give rise to an adjustment to an individual’s alternative minimum taxable income, an investment in the common shares should not, by itself, cause common shareholders to become subject to alternative minimum tax.

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The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the Fund’s shares paid to certain holders of the Fund’s shares who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This Prospectus does not address the U.S. federal income tax consequences to a non-U.S. shareholder of an investment in common stock. Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

PLAN OF DISTRIBUTION

The Fund may sell up to $300,000,000 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) Rights, from time to time under this Prospectus and any related prospectus supplement in any one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; (3) to or through underwriters; or (4) through dealers. See also “Dividend Reinvestment Plan” above.

Each prospectus supplement relating to an offering of the Securities will state the terms of the offering, including as applicable:

•	the names of any agents, underwriters or dealers;

•	any sales loads or other items constituting underwriters’ compensation;

•	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

•	the public offering or purchase price of the offered Securities and the estimated net proceeds the Fund will receive from the sale; and

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•	any securities exchange on which the offered Securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In the case of a Rights offering, the applicable prospectus supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each Right and the other terms of such Rights offering. The transferable Rights offered by means of this Prospectus and applicable prospectus supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three subscription rights to purchase Common Shares converted, exercised or exchanged on an aggregate basis such that the exercise of all subscription rights to purchase Common Shares in any transferable subscription Rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding common shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of the Securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell Securities directly. The terms of any of those sales will be described in a prospectus supplement.

By Agents

The Fund may offer Securities through agents that the Fund designates. Any agent involved in the offer and sale will be named and any commissions payable by the Fund will be described in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

The Fund may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for the Fund.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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In connection with an offering of Common Shares, if a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the prospectus supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the Securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they may act as agent may be deemed to be underwriting discounts and commissions under the 1933 Act.

The Fund may offer to sell Securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

To facilitate an offering of the Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the Common Shares for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

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In connection with any Rights offering, the Fund may also enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or Preferred Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the 1933 Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund and its subsidiaries, if any, in the ordinary course of business.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than nine percent of the initial gross proceeds from the sale of any Security being sold.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

The Prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

ADMINISTRATOR, FUND ACCOUNTANT, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND CUSTODIAN

The Fund’s administrator is ALPS Fund Services, Inc. (“AFS”), an affiliate of the Fund’s transfer agent. AFS is a service company and SEC-registered transfer agent. Under the Administration, Bookkeeping and Pricing Services Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1000, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s net assets or an annual minimum fee, plus out of pocket expenses.

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Fund’s custodian and maintains custody of the securities and cash of the Fund. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the net assets of the Fund, plus certain charges for securities transactions.

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DST Systems, Inc., an affiliate of the Fund’s administrator, located at 333 West 9th Street, 2nd floor, Kansas City, Missouri 64105, serves as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters or sales agent of such offering, such counsel will be named in a prospectus supplement.

CONTROL PERSONS

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgement or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund (when available), that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document field as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

THE FUND’S PRIVACY POLICY

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the SEC. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

•	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

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•	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call (855) 830-1222 (toll-free).

The Fund does not control the safeguarding, use or disposition of the personal and financial information about investors that is in the possession of the Underwriters and dealers. Investors should look to the privacy policies of those entities for information about how they treat investors’ personal and financial information.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this Prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of securities by means of this Prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus.

We incorporate by reference into this Prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the Securities offered by the Fund’s Prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these Securities. Information that we file with the SEC will automatically update and may supersede information in this Prospectus, any applicable supplement and information previously filed with the SEC.

This Prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our annual report on Form N-CSR for the fiscal year ended June 30, 2021, filed with the SEC on September 7, 2021; and

•	our definitive proxy statement on Schedule 14A, filed with the SEC on July 13, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38684), as filed with the SEC on October 3, 2018, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

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You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:

RiverNorth Capital Management, LLC

 433 W. Van Buren Street, 1150-E,
Chicago, IL 60607

(844) 569-4750

You should rely only on the information incorporated by reference or provided in the Fund’s Prospectus, SAI and any supplement thereto. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this Prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this Prospectus or those documents.

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